Exhibit 10.30

CAPITAL GRANT

This GRANT DISBURSEMENT AGREEMENT (“Agreement”) includes all exhibits and attachments hereto and is made on the terms and by the parties listed below and relates to the Project described below:

NEW YORK STATE	95 Perry Street, Suite 500
URBAN DEVELOPMENT	Buffalo, New York 14203-3030
CORPORATION d/b/a	Contact: Ms. Jean Williams, Senior Project Manager
EMPIRE STATE DEVELOPMENT	Phone: (716) 846-8243
(“ESD” or “GRANTOR”):	E-mail: jean.williams@esd.ny.gov

THE GRANTEE:

Athenex, Inc.

1001 Main Street, Suite 600

Buffalo, New York 14203

Contact:   Ms. Teresa Bair, VP Corporate Development & Legal Affairs

Phone:      (716) 427-2868

E-mail:       tbair@athenex.com

Federal Taxpayer ID#: 43-1985966

PROJECT NAME:	Athenex Capital

PROJECT LOCATION:	3178 Lakeshore Drive East, Dunkirk

PROJECT NUMBER:	AB127

GRANT AMOUNT:	$200,000,000

FUNDING SOURCE:	SP APPROP Chautauqua Erie High Tech Mfg

ESD APPROVAL DATE:	April 17, 2017

PACB APPROVAL DATE:	May 17, 2017

EXPIRATION DATE:	10 years from Manufacturing Facility Completion as set forth in the Alliance Agreement (defined below)

TERMS AND CONDITIONS

1.	The Project

The Grantee shall:

(a)

complete the project as set forth in the ESD General Project Plan attached hereto as Exhibit A (the “Project”) and the Agreement for Medical Technology, Research, Development, Innovation and Commercialization Alliance between Fort Schuyler Management Corporation (“FSMC”) and Kinex Pharmaceuticals, Inc., the predecessor corporation of Grantee dated May 1, 2015 (hereinafter the “ Alliance Agreement”).

(b)	comply with the design and construction requirements attached hereto as Exhibit B.

2.	Employment Goals & Reporting

(a)	The Grantee represents and warrants that it shall achieve the employment goals as set forth in Exhibit C by retaining existing or hiring new Full-time Permanent Employees

(b)

For purposes of this Agreement, a Full-time Permanent Employee shall mean (i) a full-time, permanent, private-sector employee on the Grantee’s payroll, who has worked at the Project Location for a minimum of thirty-five hours per week for not less than four consecutive weeks and who is entitled to receive the usual and customary fringe benefits extended by Grantee to other employees with comparable rank and duties; or (ii) two part-time, permanent, private-sector employees on Grantee’s payroll, who have worked at the Project Location for a combined minimum of thirty-five hours per week for not less than four consecutive weeks and who are entitled to receive the usual and customary fringe benefits extended by Grantee to other employees with comparable rank and duties.  Baseline Employment shall mean the number of Full-time Permanent Employees set forth in Exhibit H.

(c)

Grantee shall submit, by February 1 of each year during the term of this Agreement, the Employment Reporting Form attached hereto as Exhibit H, indicating the average number of Grantee's Full-time Permanent Employees for the 12 month period ending as of December 31 of the prior year.  Full-time Permanent Employee Count, for each calendar year during the term of this Agreement, shall mean the greater of (i) the average number of Full-time Permanent Employees for the prior calendar year, computed by adding the number of Full-time Permanent Employees as of the Grantee’s last payroll date in the months of March, June, September and December and dividing that sum by 4, or (ii) the number of Full-time Permanent Employees as of the Grantee’s last payroll date in December of such year.

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3.	Conditions Precedent to Disbursement of the Grant

No grant funds shall be disbursed unless the Grantee is in compliance with the Terms and Conditions of this Agreement, including, but not limited to, Exhibit E (Disbursement Terms), and the following conditions have been satisfied (and as to 3(d) and 3(e) below continue to be satisfied prior to each disbursement):

(a)

If the Grant Amount exceeds $100,000, or if, as described in Exhibit A, it is expected that there will be additional grants that in the aggregate exceed $100,000, ESD has received an opinion of Grantee’s counsel, in substantially the form appended to this Agreement as Exhibit D.

(b)	Any necessary approval has been issued by the Director of the Budget of the State of New York, and the Grant funds have been received by ESD.

(c)	ESD has received the out-of-pocket expenses incurred by ESD in the making of the Grant, if any, as set forth in Exhibit E.

(d)	There have been no materially adverse changes in the financial condition of the Grantee since the date of submission of its application to ESD.

(e)	The Grantee employs at least the Baseline Employment as evidenced by the Employment Reporting Form attached hereto as Exhibit H.

4.	Disbursement and Recapture Terms

Subject to the terms and conditions contained in this Agreement, ESD shall disburse the Grant to the Grantee as follows:

(a)

ESD shall reimburse the Grantee for Project expenditures incurred by the Grantee as set forth in Exhibit E to this Agreement. Disbursements will be made upon submittal to ESD of a Payment Requisition Form, together with such supporting documentation as ESD may reasonably require, in the form attached to this Agreement as Exhibit F and its attachments, and Exhibit H.

(b)	In no event will ESD make any payment which would cause ESD’s aggregate disbursements to exceed the Grant Amount.

(c)	The Grant, or a portion thereof, may be subject to recapture by ESD as provided in Exhibit C.

5.	Non Discrimination and Contractor & Supplier Diversity

The Grantee will comply with ESD’s Non-Discrimination and Contractor & Supplier Diversity policies set forth in Exhibit G to this Agreement.

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6.	No Limited Liability of ESD

ESD shall not in any event whatsoever be liable for any injury or damage, cost or expense of any nature whatsoever that occurs as a result of or in any way in connection with the Project and the Grantee hereby agrees to indemnify and hold harmless ESD, the State and their respective agents, officers, employees and directors (collectively, the “Indemnitees”) from and against any and all such liability other than that caused by the gross negligence or the willful misconduct of the Indemnitees.  Nothing in this provision shall serve to affect or limit any potential for liability of FSMC under the Alliance Agreement.

7.	Responsibility Provisions

The Grantee shall at all times during the Agreement term remain responsible. The Grantee agrees, if requested by the President and Chief Executive Officer of ESD or his or her designee, to present evidence of its continuing legal authority to do business in New York State, integrity, experience, ability, prior performance, and organizational and financial capacity.

8.	Representations, Warranties and Covenants

The Grantee represents, warrants and covenants that:

(a)	It has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	This Agreement was duly authorized, executed and delivered by the Grantee and is binding and enforceable against the Grantee in accordance with its terms.

(c)

It is a duly organized corporation, validly existing and in good standing under the laws of the State of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required and shall maintain its corporate existence in good standing in each such jurisdiction.

(d)

There are no actions, suits or proceedings or, to the knowledge of Grantee, threatened against, or affecting Grantee before any court, governmental entity or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Grantee, except as may have been disclosed in writing to ESD.

(e)	Grantee is in compliance and shall continue to comply in all material respects with all material applicable laws, rules, regulations and orders.

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(f)

The information contained in the application submitted by the Grantee in connection with the project and the Grant, as such application may have been amended or supplemented (the “Application”), is incorporated herein by reference in its entirety.  In the event of an inconsistency between the descriptions, conditions, and terms of this Agreement and those contained in the Application, the provisions of this Agreement shall govern.  The Grantee hereby acknowledges that ESD has relied on the statements and representations made by the Grantee in the Application in making the Grant.  The Grantee hereby represents and warrants that it has made no material misstatement or omission of fact in the Application or otherwise in connection with the Grant and, except as otherwise disclosed in writing to ESD, there has been no adverse material change in the financial condition of Grantee from the date of submission of the Application to the date hereof and that all other the information contained in the Application continues on the date hereof to be materially correct and complete.

(g)

The Grantee covenants that it will neither hold itself out as, nor claim to be an officer, employee, agent or representative of ESD or the State by reason hereof, and that it will not by reason thereof, make any claim, demand or application for any right or privilege applicable to an officer, employee, agent or representative of ESD or the State, including without limitation, worker's compensation coverage, unemployment insurance benefits, social security coverage or retirement membership or credit.

(h)

Neither the Grantee nor any of the members of its Board of Directors or other governing body or its employees have given anything of value to influence any official act or the judgment of any person in the award of the Grant or the performance of any of the terms of this Agreement.

(i)	After Manufacturing Facility Completion, it shall maintain business operations at the Project Location for the term of this Agreement.

(j)	The Grant shall be used solely for Project expenses in accordance with the terms and conditions of this Agreement and the Alliance Agreement.

(k)	The Grantee is solely responsible and has sufficient funding for all Project costs in excess of the Grant.

(l)

Grantee will use ESD grant funds, and submit payment requisitions, exclusively for eligible expenses related to capital works or purposes in accordance with IRS rules and regulations relating to ESD's bonds and in accordance with the New York Debt Reform Act.  Grantee acknowledges that grant funds must be used solely for authorized capital purposes and not for operating expenses or other working capital items or non-capital purposes, irrespective of whether the funds are still used for the benefit of the Project.  Grantee acknowledges that the consequences of breaching this covenant could result in violations of state law and/or large bond issuances being treated as taxable instead of tax exempt for federal and state tax

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purposes, loss of certain federal subsidies to the state, adverse ratings changes for such bonds, and disproportionate negative financial consequences to the state and bondholders.  Grantee recognizes its financial obligations, risks and liabilities for breach of this covenant.  ESD may, from time to time, request information from Grantee to confirm its compliance with this covenant and Grantee acknowledges its obligation under Section 9 (a) (ii) of the GDA to provide information upon request to ESD.

9.	Default and Remedies

(a)	Each of the following shall constitute a default by the Grantee under this Agreement:

(i)

Failure to perform or observe any obligation or covenant of the Grantee contained herein, other than an employment default as set forth in (iv) below, to the reasonable satisfaction of ESD and within the time frames established under this Agreement.

(ii)

Failure to comply with any request for information reasonably made by ESD to determine compliance by the Grantee with the terms of this Agreement or otherwise reasonably requested by ESD in connection with the Grant.

(iii)	The making by the Grantee of any false statement or the omission by the Grantee to state any material fact in or in connection with this Agreement or the Grant.

(iv)

Provided ESD and FSMC meet their obligations under this Agreement and the Alliance Agreement, failure of the Grantee, for any time period, to meet the minimum employment goals or investment goals required by Exhibit C in any respect that is material to this Agreement.

(v)

A default beyond any applicable grace period by the Grantee, or any entity which Grantee directly or indirectly controls, is controlled by, or is under common control with, under any other agreement with ESD.

(vi)

Any manifestation, on the part of the Grantee, of an intention either: (x) to terminate business operations and/or (y) to restructure, under the terms of any bankruptcy or insolvency statute or law, its business at the Project Location. This includes, without limitation, the announced or actual cessation of business activities at the Project Location, the initiation of proceedings under any dissolution statute, or the execution of an assignment for the benefit of creditors, or the solicitation of any composition and/or arrangement with creditors, or the issuance of “closing” or “termination” notices to employees under any state or federal statute, or the filing of any voluntary petition under any chapter of the United States Bankruptcy Code, or the failure by the Grantee to obtain the dismissal, within sixty (60) days of

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filing, of any involuntary proceeding brought under any chapter of the United States Bankruptcy Code.

(vii)

If the number of the Grantee’s Full-Time Permanent Employees, as that term is defined in this Agreement, that are situated at the Project Location as of the Grantee’s last payroll date on or prior to the end of any quarter (with the quarters being those the quarterly dates of March 31, June 30, September 30 and December 31, as set forth in the Report of Employment that is annexed as Exhibit H to this Agreement)  is less than fifty percent (50%) of the number of Full Time-Permanent Employees, situated at the Project Location, required in accordance with the Employment Goals that are to be achieved as of the next Reporting Date, as specified in Exhibit C.

(b)

Upon the serving of notice to the Grantee of the occurrence of a default (which notice shall specify the nature of the default), ESD shall have the right to terminate this Agreement, provided however, that if the default is pursuant to paragraph 9(a)(i) or 9(a)(ii) or 9(a)(iv) no default shall be deemed to have occurred if Grantee cures such default within ten (10) days of notice of default from ESD, or if the default pursuant to paragraph 9(a)(i) or 9(a)(ii) or 9(a)(iv) cannot be reasonably cured within such ten day period, Grantee commences to cure such default within the ten day cure period and cures the default within ninety (90) days thereafter, provided further that ESD shall not be obligated to make any disbursements during any such cure period. Defaults occurring under the terms and provisions of paragraph 9(a)(iii), 9(a)(v), 9(a)(vi) and 9(a)(vii) are not subject to the cure provisions provided herein.

(c)

Upon termination of this Agreement, ESD may (i) withhold any Grant proceeds not yet disbursed. Notwithstanding the foregoing, if ESD determines that any Grant proceeds had previously been released based upon fraudulent representations or other willful misconduct, ESD may require repayment of all funds and may refer the matter to the appropriate authorities for prosecution.  ESD shall be entitled to exercise any other rights and seek any other remedies provided by law.

10.	Term

The term of this Agreement shall commence on the date hereof and expire on the Expiration Date, as set forth on the first page of this Agreement.

11.	Books and Records; Project Audit

(a)

The Grantee will maintain accurate books and records concerning the project for the term of this Agreement and for three (3) years from the expiration or earlier termination of this Agreement and will make those books and records available to ESD, its agents, officers and employees during Grantee’s business hours upon reasonable request.

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(b)

ESD shall have the right, upon reasonable notice, to conduct, or cause to be conducted, one or more audits, including field inspections, of the Grantee to assure that the Grantee is in compliance with this Agreement. This right to audit shall continue for three (3) years following the expiration or earlier termination of this Agreement.

12.	Maintenance of Insurance

Grantee shall maintain in full force and effect insurance described in the Alliance Agreement.    In addition,

(a)

The Grantee shall name Grantor as additional insured on all liability policies and provide the Grantor with copies of all certificates for the required insurance coverages in form and substance satisfactory to the Grantor.  In addition, the Grantee shall provide the Grantor with copies of renewal certificates or temporary binders in the event renewal policies have not been issued, in a timely manner.  The Grantee must, in any event, provide Grantor with satisfactory confirmation of renewal coverage by the renewal date.  Grantor shall also require all contractors working at the Project Location, including the selected builder, to provide insurance with limits to be agreed to by the Grantor, naming Grantor and FSMC as additional insured on all liability policies.

(b)

In the event that the Grantee fails to maintain the insurance required hereby, the Grantee shall, on demand, obtain such insurance within 2 business days.  If Grantee fails to obtain such insurance within 2 business days after such demand, Grantor may obtain such insurance and pay the premiums therefor and the Grantee shall, on demand, reimburse the Grantor for any insurance premiums paid, together with interest thereon computed at the highest rate per annum allowable under New York State law.

(c)

The Grantee will not take any action, or knowingly permit any condition to exist, with respect to the Project Location which may, in any manner, partially or wholly invalidate the insurance on the Project Location required hereby.

13.	Survival of Provisions

It is agreed that: (a) the provisions of Sections 6, 8(g), (j) and (l) and 9, 11, 12, 13, 14, 15, 16, 17, 18, 21 and 22 (except insofar as any of the aforesaid Sections have been waived in accordance with the terms of Exhibit I to this Agreement) shall survive the expiration or early termination of this Agreement; and (b) such expiration or early termination shall not serve to limit, alter or modify any of the Grantee’s obligations or responsibilities under the aforesaid Sections, and/or ESD’s rights under such Sections, referenced in subsection (a) of this Section 13 of this Agreement.  It is further agreed, moreover, that notwithstanding the expiration or early termination of this Agreement, ESD shall nevertheless retain the right to pursue, through and until the expiration of any applicable period of limitations established under the statutory or common law of the State of New York, any claim or claims arising

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from any Section of this Agreement, including but not limited to the above referenced Sections 6, 8(g), (j) and (l) and 9, 11, 12, 13, 14, 15, 16, 17, 18, 21 and 22 of this Agreement.

14.	Notices

(a)	All notices, demands, requests or other communications permitted or required hereunder shall be in writing and shall be transmitted either:
(i)	via certified or registered United States mail, return receipt requested;
(ii)	by facsimile transmission;
(iii)	by personal delivery;
(iv)	by expedited delivery service; or
(v)	by e-mail.

Such notices shall be addressed as follows or to such different addresses as the parties may from time-to-time designate:

Empire State Development

Name:	Ms. Jean Williams
Title:	Senior Project Manager
Address:	95 Perry Street, Suite 500, Buffalo, NY 14203-3030
Telephone Number:	(716) 846-8243
E-Mail Address:	jean.williams@esd.ny.gov

With a copy to:

Title:	General Counsel
Address:	633 Third Avenue, 34th Floor, New York, NY 10017
Telephone Number:	(212) 803-3750
Facsimile Number:	(212) 803-3975

Athenex, Inc.

Name:	Ms. Teresa Bair
Title:	VP Corporate Development & Legal Affairs
Address:	1001 Main Street, Suite 600, Buffalo, NY 14203
Telephone Number:	(716) 427-2868
E-Mail Address:	tbair@athenex.com

(b)

Any such notice shall be deemed to have been given either at the time of personal delivery or, in the case of expedited delivery service or certified or registered United States mail, as of the date of mailing to the address provided herein, or in the case of facsimile transmission or email, upon receipt of a record, by the sender, that such a transmission has been completed.

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(c)

The parties may, from time to time, specify any new or different address in the United States as their address for purpose of receiving notice under this Agreement by giving fifteen (15) days written notice to the other party sent in accordance herewith.  The parties agree to mutually designate individuals as their respective representatives for the purposes of receiving notices under this Agreement.  Additional individuals may be designated in writing by the parties for purposes of implementation and administration/billing, resolving issues and problems and/or for dispute resolution.

15.	No Assignment

The Grantee may not assign or transfer this Agreement or any of its rights hereunder without the advance written consent of ESD.

16.	No Waiver

No waiver of either party’s rights arising under this Agreement, or any other source, can occur unless such waiver shall be in writing and signed by such party and such written document manifests a clear and unequivocal intent by such party to waive its contractual or other legal rights.  The term "waiver" as used herein is a term of art as used in the legal profession.  Neither party may  be estopped from asserting any of its legal rights, including but not limited to its rights under this agreement, unless such party has signed a written document that clearly and unequivocally states that the other party may detrimentally rely upon the terms of such written document.  Absent such written document, there shall be no estoppel against such party and the other party’s alleged detrimental reliance shall be deemed to be unreasonable.  The term "estoppel" is used herein is a term of art as used in the legal profession.

17.	Integration/Modification

This Agreement and the Alliance Agreement contain the entire agreement of the parties with respect to the subject matter hereof and, together with the Alliance Agreement, supersedes all prior oral or written agreements or statements relating to such subject matter. In addition, this Agreement may be modified only by a written instrument executed by the party against whom enforcement of such modification is sought.

18.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  This Agreement shall be construed without the aid of any presumption or other rule of law regarding construction against the party drafting this Agreement or any part of it.  In case any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such provision(s) had never been contained herein.  In the event of a conflict

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between the Directors’ materials attached hereto as Exhibit A and any other term or condition of this Agreement, then the term or condition of this Agreement shall govern.

19.	Confidentiality of Information

Information contained in reports made to ESD or otherwise obtained by ESD relating to trade secrets, operations and commercial or financial information, including but not limited to the nature, amount or source of income, profits, losses, financial condition, marketing plans, manufacturing processes, production costs, productivity rates, or customer lists, provided that such information is clearly marked “Confidential” by the Grantee, will be kept confidential by ESD, to the extent such information is determined by ESD to be exempt from public disclosure under the Freedom of Information Law and not otherwise required by law to be disclosed.  Notwithstanding the foregoing, ESD will not be liable for any information disclosed, in ESD’s sole discretion, pursuant to the Freedom of Information Law or other applicable law, or which ESD is required to disclose pursuant to legal process.

20.	Special Provisions

The Grantee shall comply with the special provisions, if any, set forth in Exhibit I.

21.	Litigation Costs

If any action or proceeding is commenced to enforce and/or involves the enforcement of the terms and conditions of this Agreement, each party will pay its own costs and fees, including, without limitation, its attorneys’ fees.

22. Waiver

The Grantee knowingly and expressly waives the right to a trial by jury under the terms of this Agreement.

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Athenex Capital, Project Number AB127

This agreement is entered into as of the latest date written below:

NEW YORK STATE URBAN DEVELOPMENT CORPORATION

d/b/a EMPIRE STATE DEVELOPMENT

/s/ Illegible for E. Lee
(Signature) Edwin Lee, Vice President, Loans and Grants

8/30/17
(date)

Athenex, Inc.

/s/ Johnson Yiu-Nam Lau
(Signature)

Johnson Yiu-Nam Lau, CEO
(Printed name and title)

9/4/17
(date)

Rev. 03/29/2017

ESD CAPITAL GRANT DISBURSEMENT AGREEMENT EXHIBITS

EXHIBIT A	General Project Plan

EXHIBIT B	Report

EXHIBIT C	Employment Goals & Recapture Terms

EXHIBIT D	Opinion of Counsel

EXHIBIT E	Disbursement Terms

EXHIBIT F	Payment Requisition Form

EXHIBIT F-1	Grant Utilization Request Form

EXHIBIT F-2	Financial Condition Documentation

EXHIBIT F-3	Project Cost Documentation

EXHIBIT F-4	Equity and Total Project Cost Expenditure Documentation

EXHIBIT G	Non-Discrimination and Contractor & Supplier Diversity – Requirements and Procedures

EXHIBIT G-1	M/WBE Participation / Equal Opportunity Policy Statement

EXHIBIT G-2	Staffing Plan

EXHIBIT G-3	Workforce Employment Utilization Report

EXHIBIT G-4	M/WBE Utilization Plan

EXHIBIT G-5	Waiver Request Form

EXHIBIT G-6	M/WBE Contractor Compliance and Payment Report

EXHIBIT H	Employment Reporting Form (With Company’s NYS Form 45 Attached)

EXHIBIT I	Special Provisions

Exhibit I-1	ESD Investment Regulations

EXHIBIT A: GENERAL PROJECT PLAN

See Materials Attached

C. Athenex Capital (AB127)

April 17, 2017

General Project Plan

Grantee:	Athenex, Inc. ("Athenex" or the "Company")
ESD Investment:

A grant of up to $200 million to be used for design/build costs of a new production facility pursuant to an Agreement For Medical Technology Research, Development, Innovation, and Commercialization Alliance between Athenex, Inc. (formerly known as Kinex Pharmaceuticals, Inc.) and Fort Schuyler Management Company, dated May 21,2015, as amended ("Agreement"). To the extent the construction of the facility is less than $200 million, under the Agreement, remaining ESD funds may be used for the purchase of machinery and equipment.

Project Location:	3178 Lakeshore Drive East, Dunkirk, NY, Chautauqua County
Proposed Project:	Establishment of new production facility in Western New York
Project Type:	Business expansion
Regional Council:

The Western New York ("WNY") Regional Economic Development Council oversees the implementation of the Buffalo Billion Investment Development Plan. This project is part of Governor Andrew M. Cuomo's Buffalo Billion Initiative to promote advanced technology, manufacturing and smart growth; increase highly-skilled jobs; and maintain and attract young people to the WNY Region.

Employment:

Initial employment at time of application to ESD: 0 Current employment level:                      0 Projected employment by the fifth year of Manufacturing Facility operation following Manufacturing Facility Completion:                  450

Background:

Industry-	Biopharmaceutical

Company History -      Based in Buffalo, New York, Athenex was formed in 2003 and has been funded from inception by approximately $200 million in private financings.

Athenex is a global biopharmaceutical company dedicated to the discovery, development and commercialization of novel therapies for the treatment of cancer. The Company's mission is to improve the lives of cancer patients by creating more effective, safer and tolerable treatments. Athenex has generated its clinical product candidates through its

Athenex Capital (AB127)

April 17, 207

Orascovery and Src Kinase Inhibition research platforms, which are based on the company's understanding of human absorption biology and novel approaches to inhibiting kinase activity, respectively. Athenex believes that its ability to overcome the challenges of oral delivery of chemotherapy and limitations associated with IV delivery, via the company's P-gp inhibitor, offers significant potential benefits to patient outcomes by allowing patients to stay on therapy longer and extending the potential opportunities to combine with other agents, including targeted and immunotherapies that would otherwise be too toxic in combination with IV chemotherapy.

Athenex has assembled a leadership team and has established global operations in the U.S. and China across the pharmaceutical value chain to execute its mission to become a global leader in bringing innovative cancer treatments to the market and improve health outcomes.

The Company has a business model positioned to capture value by creating opportunities through multiple levers for growth. The company has built a commercial sales and marketing infrastructure in the U.S. and intends to continue to further build out this segment. Athenex expects this segment to start selling existing in-licensed therapeutically related oncology products in 2017 as a means of funding commercial infrastructure.

Athenex believes internalization of its supply chain is uniquely suited to execute in both the U.S. and China, two of the world's largest pharmaceutical markets. Athenex intends to utilize cGMP manufacturing facilities in New York State and China as a mechanism to access the U.S. and China markets and minimize supply disruptions. Athenex intends to manufacture certain of its proprietary drugs and its partnered drugs commercialized around the world.

The Company has acquired three businesses in the past several years: (1) in September

2014,the company acquired QuaDPharma, LLC, now known as Athenex Pharma Solutions, LLC, which provides cGMP manufacturing, packaging and laboratory services; (2) in June

2015,Athenex acquired Polymed Therapeutics, Inc. and Chongqing Taihao Pharmaceutical Co Ltd, collectively Polymed. Polymed markets and sells API and medical devices throughout the world. Through its cGMP facility in Chongqing, China, Polymed manufactures API and conducts research and development of novel drugs and therapies; and (3) in July 2015, Athenex acquired Comprehensive Drug Enterprises Limited in Hong Kong, which primarily performs research and development activities.

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April 17, 207

Athenex's Commercial Platform currently markets API produced by its Global Supply Chain Platform, including 14 products in the specialty and generic market segment in the U.S. and products under Section 503B of the Food, Drug and Cosmetics Act, through the Company's compounding pharmacy facility in Newstead, NY.

Ownership - Privately owned

Market-	Pharmaceuticalindustry

ESP Involvement - In February 2016, Governor Cuomo announced a major public-private partnership with Athenex in accordance with an agreement between Athenex (then known as Kjnex Pharmaceuticals, Inc.) and Fort Schuyler Management Company ("FSMC"), entitled Agreement for Medical Technology Research, Development, Innovation, and Commercialization Alliance, dated May 21, 2015, as amended ("Agreement"). This public-private partnership includes $225 million in state funding for the establishment of a North American corporate headquarters and innovation center in Buffalo ($25 million) and for the construction of a pharmaceutical manufacturing facility in Dunkirk ($200 million).

FSMC is a SUNY Poly affiliated, private, not-for-profit, 501(c)(3) corporation that develops, constructs and manages world-class research, development and commercialization facilities to enable public-private partnerships.

The first part of the grant under the Agreement, in the amount of $25 million, was funded from the Buffalo Billion Initiative for the establishment of Athenex's North American corporate headquarters in Buffalo. ESD Directors approved the funding on February 18, 2016; the funding is currently being utilized for the construction, fit-up and equipping of office and research and development lab space in the 51,000-square-foot 6th floor of the newly-constructed Conventus Building on the Buffalo Niagara Medical Campus. The office space was complete in late fall 2016; the research and development component is nearing completion. FSMC will own the facility improvements, as well as the furniture, fixtures, machinery and equipment it purchased; the Company is currently occupying the space under a long-term lease. Any moneys remaining from the $25 million headquarters will be invested in the Dunkirk manufacturing project. That amount is presently anticipated to be less than $1 million.

The current grant under the Agreement, in the amount of $200 million, is part of a special appropriation for Chautauqua and Erie County High Technology Manufacturing, New York State ("NYS"), and is for the construction of a +/- 315,000-square-foot state-of-the-art pharmaceutical manufacturing facility. Athenex will use this facility to manufacture sterile high potency oncology drugs in a specialized, controlled environment for shipment around the world. These drugs are some of the most important oncology drugs globally for patients suffering from cancer.

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April 17, 207

Under the Agreement, FSMC will retain ownership of the facility and the equipment purchased with grant moneys. Athenex is entitled to lease the facility and all equipment for an initial 10-year term, and Athenex may extend the lease for an additional 10-year term. Athenex is responsible for all operating costs and expenses for the facility. In exchange, pursuant to the Agreement, Athenex has committed to spending $1.52 billion on operational expenses in its first 10-year term in the facility, and an additional $1.5 billion on operational expenses if the term of the lease is extended for a second 10-year term. Athenex has also committed to hiring 450 employees within the first 5 years of Manufacturing Facility operation following Manufacturing Facility Completion.

The total NYS investment for both projects under the Agreement will not exceed $225 million, and the combined projects are expected to yield a $1.62 billion investment by Athenex over the ten years following completion of the projects.

Past ESP Support - Funding for the past five years to the Grantee (through FSMC), totaling $25 million, is summarized in the following chart.

Program	Project #	Amount	Date Start (ESD Directors' Approval date)	Date End (Project Completion: Contract Expiration)	Purpose
Buffalo Regional Innovative Cluster	AA725	$25,000,000	February 18, 2016	Ten years from Manufacturing Facility Completion	Capital - Athenex's Buffalo Headquarters

The Project:

Completion - Construction Completion: December 2019
                        Operational Facility: June 2021

Activity - Under the terms of the Agreement, the Company will construct a +/- .315,000-square- foot state-of-the-art pharmaceutical manufacturing facility to include production support, engineering support, enhanced warehousing, local administrative offices, conference rooms and personnel welfare areas. The project also involves the purchase and installation of new machinery and equipment.

The land and improvements will be owned by Fort Schuyler Management Corporation or another entity as designated by BSD. Machinery and equipment purchased with funds provided by BSD will be owned by FSMC or another entity as designated by BSD. The land, improvements and machinery and equipment will be leased to the Company in accordance with the terms of the Agreement.

The Company paid for and acquired the 33.6-acre site in June 2016 and transferred ownership of the land to FSMC pursuant to an amendment to the Agreement. The land, improvements, and machinery and equipment, to the extent such M&E is purchased with grant funds, will be owned by FSMC, or another entity as designated by BSD, and will be leased to the Company in accordance with the Agreement.

Athenex Capital (AB127)

April 17, 207

Provided FSMC performs its obligations under the Agreement and following Manufacturing Facility Completion, the Company commits to invest and spend $1.52 billion in the Manufacturing Operation and an additional $1.5 billion over a subsequent ten (10) year period in the event the ten year term is renewed.

Results - Under the Agreement, the Company will employ 450 permanent employees at the Project Location by the fifth year of Manufacturing Facility operation following Manufacturing . Facility Completion as those terms are defined, and as is further specified, in the Agreement. Of the 450 new permanent jobs, at least 300 jobs will be created over the first 2.5 years of the Manufacturing Facility operation following the Manufacturing Facility Completion.

In addition to the state-of-the-art production facility, the Company is also creating a new North American Headquarters on the Buffalo Niagara Medical Campus, further establishing the Western New York region as an important area for the Company and for the biopharmaceutical industry.

Upon completion of the project, the Grantee will furnish a final report describing the impact and effectiveness of the project.

Financing Uses	Amount	Financing Sources	Amount	Percent
Design/Build	$178,892,601	ESD Grant	$200,000,000	12%
Machinery & Equipment	29,250,000	Company Equity	1,528,142,601	88%
Facility/Operational Costs over ten (10) years	1,520,000,000
Total Project Costs	$1,728,142,601	Total Project Financing	$1,728,142,601	100%

Grantee Contact -	Teresa Bair VP Corporate Development & Legal Affairs 1001 Main Street, Suite 600 Buffalo, New York 14203 Phone: (716) 427-2868

Project Team -	Origination Project Management Legal Contractor & Supplier Diversity Design & Construction Environmental	Christopher Schoepflin Jean Williams Stephen Gawlik Geraldine Ford Dennis Conroy Soo Kang

Athenex Capital (AB127)

April 17, 207

Financial Terms and Conditions:

1.	The Company will comply with the Agreement.
2.

Up to $200 million plus any additional funds available from the $25 million headquarters project, will be deposited incrementally into an account (the "Imprest Account") at a bank mutually acceptable to ESD (as set forth in writing by ESD) and the Grantee. Funds in the Imprest Account, from the time of deposit and until disbursed from such account in accordance with terms approved by the ESD Directors, will be invested in accordance with ESD's Investment Guidelines. Funds from the Imprest Account will be used in furtherance of the Agreement. ESD shall be provided with copies of all account statements and reports in accordance with the reporting requirement. Interest earned on the funds deposited in the Imprest Account must be returned to ESD quarterly.

3.

Funds will be deposited in the Imprest Account as an advance upon ESD's receipt of an invoice and other documentation as ESD reasonably requires. The Grantee may, no more frequently than monthly, seek authorization to release funds from the Imprest Account to pay for invoices due and payable during the course of site and infrastructure development and facility construction, in compliance with ESD Design and Construction Requirements, assuming all project approvals have been completed and funds are available. Each subsequent disbursement request from the Imprest Account will include the current month's invoices and proof of payment for invoices submitted for the previous month. Payments will be made upon presentation to ESD of an invoice and such other documentation, including but not limited to standard industry AIA documentation and compliance with protocols adopted in accordance with recommendations by Guidepost Solutions as ESD may reasonably require. In no event shall ESD's or Guidepost Solutions' review unreasonably delay the progress of the project and/or timely payment of contractors.

4.	All disbursements must be requested during the term of the Agreement.
5.

The Grantee will report annually on Operational Costs and, within ten years of Manufacturing Facility Completion. The Grantee will document $1.52 Billion in operational and facility costs in accordance with the Agreement.

6.

In partial consideration for the making of the Grant, and pursuant to the Agreement, the Grantee will employ 450 new permanent employees at the Project Location by the fifth year of Manufacturing Facility operation following Manufacturing Facility Completion as those terms are defined, and as is further specified, in the Agreement. Of the 450 new permanent jobs, at least 300 jobs will be created over the first 2.5 years of the Manufacturing Facility operation following the Manufacturing Facility Completion.

Athenex Capital (AB127)

April 17, 207

7.

Grantee Investment Commitment: Provided FSMC performs its obligations under the Agreement and following Manufacturing Facility Completion, the Company commits to invest and spend $1.52 billion in the Manufacturing Operation and an additional $1.5 billion over a subsequent ten (10) year period in the event the ten year term is renewed.

8.	The Agreement may be subject to termination if job and investment commitments are not met by the Company.
9.

ESD may reallocate the project funds to another form of assistance, at an amount no greater than $200 million for this project if ESD and Grantee jointly determine that the reallocation of the assistance would better serve the needs of the Grantee and the State of New York. In no event shall the total amount of any assistance to be so reallocated exceed the total amount of assistance approved by the Directors.

Statutory Basis - Chautauqua and Erie County High Technology Manufacturing:

The funding was authorized in the 2016-2017 New York State budget and reappropriated in the 2017-2018 New York State budget. No residential relocation is required as there are no families or individuals residing on the site.

Design & Construction:

ESD's Design & Construction ("D&C") staff will make periodic site visits, attend monthly requisition meetings, and review payment requisitions and recommend payment when its requirements have been met per the Grant Disbursement Agreement. Prior expenditures must be fully documented per D8iC requirements.

Environmental Review:

ESD, as lead agency, has completed an environmental review of the proposed project, pursuant to the requirements of the State Environmental Quality Review Act ("SEQRA") and the implementing regulations of the New York State Department of Environmental Conservation. This review, which was determined to be a Type I Action, found that the proposed project would not result in significant adverse impacts on the Environment.

Therefore, ESD staff recommends that the Directors make a Determination of No Significant Effect on the Environment.

Athenex Capital (AB127)

April 17, 207

Non-Discrimination and Contractor & Supplier Diversity:

ESD’s Non-Discrimination and Contractor & Supplier Diversity policies will apply to this Project.

The Grantee shall be required to include minorities and women in any job opportunities created, to solicit and utilize Minority and Women Business Enterprise (MWBEs) for any contractual opportunities generated in connection with the Project and shall be required to use Good Faith Efforts (pursuant to 5 NYCRR §142.8) to achieve an overall MWBE Participation Goal of 30% related to the total value of ESD’s funding.

ESD's Service-Disabled Veteran-Owned Business ("SDVOB") policies will also apply to this Project. The Grantee shall be required to solicit and utilize SDVOBs in the fulfillment of the requirements of this contract. The Grantee must demonstrate the use of good faith efforts pursuant to 9 NYCRR §252.2 to achieve a goal of 3% for SDVOB participation.

Attachment: Resolution

EXHIBIT B: REPORTS – DESIGN & CONSTRUCTION REQUIREMENTS

See Attached Requirements

EMPIRE STATE DEVELOPMENT TABLE OF CONTENTS

•	Scheduled Payment Requirements
•	Tables of Approval Authority and Facsimile Signature
•	Contract Change Order
•	Schedule of Change Order
•	Summary – Request for Payment
•	Request for Payment
•	Monthly Project Status Cost Control Report
•	Cost Control Instructions
•	Contractor’s Affidavit
•	List of Subcontractors/Vendor Submitted with Request for Payment
•	Contractor’s Receipt and Waiver of Lien
•	Subcontractor’s Receipt and Waiver of Lien
•	Affidavit and Final Waiver of Claims and Liens and Release of Rights
•	Unconditional Waiver and Release
•	Consultant’s Code Certification Letter
•	Contractor’s Certification of Completed Construction
•	Consultant’s Certification of Completed Construction
•	Pile Driving Report
•	Survey Statement
•	Typical Job Sign

Requirements for Progress Payment Projects

The following design and construction submissions and review documents shall be supplied to ESD:

Design Phase

The Grantee shall furnish:

•	Project budget
•	Plans & specifications w/description of project scope
•	Design phase cost estimates (incl. quantities and unit prices)
•	Code and zoning analysis
•	Special agency approvals (health, transportation, utility, asbestos etc.)
•	Design/Construction Schedule
•	Proposed/selected architects/engineers copy of agreement
•	Project Status Cost Control – See Attachment
•	Table of Approval Authority – See Attachment
•	Consultants code certification letter – See Attachment

Construction Phase

The Grantee shall furnish the following:

At the start of construction:

•	Copy of the building permit
•	Asbestos Free Building Certificate for alterations and demolitions (copy submitted to municipality)
•	Copy of the plans with building department approval stamp
•	Construction and CM Agreements
•	Certificates of Insurance
•	Current construction schedule
•	Trade payment breakdown

Scheduled Payment Requirement (4/17)

During construction:

•	Progress schedules and updates
•	Minutes of project meetings
•	Building Department amendments and approvals
•	Proof of expenditures:

Payment Applications and Certificate of Payment

Invoices

Change orders

Partial lien waivers

•	Foundation survey (new construction only)
•	Architect’s bulletins
•	Access to all field inspection and test reports with architect's or engineer's approvals
•	Approved project Status Cost Control Report – (See Attachment)
•	Change Issue and Change Order Logs (if change orders are being funded by ESD)
•	Access to approved shop drawings
•	Payment and performance bonds
•	Labor and material bonds
•	Progress photos
•	Public Projects Protocol Checklist

At the completion of construction:

•	Final punch lists
•	Final Lien Waivers
•	Temporary Certificate of Occupancy (TCO)
•	Certificate of Occupancy (CO)
•	Contractor's Affidavit and Final Waiver of Claims and Liens and Release of Rights
•	Insurance underwriter’s approval/release of surety
•	Contractor's Certifications of Completed Construction ‑ See Attachment
•	Consultant's Certification of Completed Construction (for NYC Local Laws and other specific items of work where certifications are desired) ‑ See Attachment

Scheduled Payment Requirement (4/17)

Final survey

•	As built drawings (digital format acceptable)
•	Access to guarantees & warrantees, operations and maintenance manuals
•	Dedication of offsite infrastructure to local municipality
•	Applicable regulatory agency/authority approval

Inspections

•	ESD will inspect throughout the construction phase until final completion.

Provisions for ESD Field Representative

The Grantee/Developer/Contractor shall provide an appropriate space at the job site with a desk, telephone, computer with internet and project website access, plan table, file cabinet, heat and air conditioning satisfactory to ESD.

Scheduled Payment Requirement (4/17)

(Name of Project)

Table of Approval Authority and Facsimile Signature

(Owner)

Name/Title/Firm	Facsimile Signature	Initials	Documents Requiring Approval	Approval Auth ($ Limit)
(Examples)			(See (A) below for Examples)

Director
Design and Construction

Sr. Vice-President
Facilities Administration

Sr. Vice-President
Business and Finance

The above individuals have been delegated authority as stated, in accordance with a meeting of the Board of Directors on                       .

Secretary

(A)	Examples of Documents Requiring Approval
(1)	Payment Requisitions
(2)	Change Orders
(3)	Owner Agreements
(4)	Contracts

Attachment E 1-4 06/16

(Name of Project)

Table of Approval Authority and Facsimile Signature

(Construction Management Firm)

Name/Title/Firm	Facsimile Signature	Initials	Documents Requiring Approval	Approval Auth ($ Limit)
(Examples)			(See (A) below for Examples)

Construction Manager

Project Manager

Controller

President

The above individuals have been delegated authority as stated, in accordance with a meeting of the Board of Directors on                       .

Secretary

(A)	Examples of Documents Requiring Approval
(1)	Construction Payment Requisitions
(2)	Change Orders
(3)	Subcontracts
(4)	Owner Agreements
(4)	Contracts

Attachment E 1-4 06/16

(Name of Project)

Table of Approval Authority and Facsimile Signature

(Contractor)

Name/Title/Firm	Facsimile Signature	Initials	Documents Requiring Approval	Approval Auth ($ Limit)
(Examples)			(See (A) below for Examples)

Construction Superintendent

Controller

Vice President

President

The above individuals have been delegated authority as stated, in accordance with a meeting of the Board of Directors on                       .

Secretary

(A)	Examples of Documents Requiring Approval
(1)	Construction Payment Requisitions
(2)	Change Orders
(3)	Purchase Orders
(4)	Owner Agreements
(5)	Contracts

Attachment E 1-4 06/16

(Name of Project)

Table of Approval Authority and Facsimile Signature

(Architect)

Name/Title/Firm	Facsimile Signature	Initials	Documents Requiring Approval	Approval Auth ($ Limit)
(Examples)			(See (A) below for Examples)

Partner-in-Charge

Principal

Controller

The above individuals have been delegated authority as stated, by agreement of the Partnership on                       .

(A)	Examples of Documents Requiring Approval
(1)	Construction Payment Requisitions
(2)	Change Orders
(3)	Architect Invoices
(4)	Architect/Consultant Contracts

Attachment E 1-4 06/16

Summary - Request for Payment

Project	Requisition No.

Name & Address of Contractor	Project No.

Contract No.

Requisition Amount
Original Contract
Approved Change Orders
Extras
Credits
Net Change (Add-Deduct)
Adjusted Contract
Work Completed To Date
On Contract
By Change Order Extras
By Change Order Credits
Net Change (Add-Deduct)
Total Work Completed To Date
Amount Earned To Date
Less % Retainer
Amount Due To Date
Less Previous Payments
Contract
Other (Explain Below)
Payment Due This Estimate

Remarks:

The following items are included in this Request for Payment:

□	Summary - Request for Payment	□	Schedules of Change Order
□	Request for Payment	□	Contractor's Receipt and Waiver of Lien Subcontractors' Receipt and Waiver of
□	Contractor Affidavit	□	Lien (if Applicable)
□	List of Subcontractors

New York State Urban Development Corporation

d/b/a Empire State Development

Request for Payment

Project	Requisition No.

Name & Address of Contractor	Project No.

Contract No.

In accordance with the provisions of the Construction Contract/Letter Agreement dated         and Contractor's cost breakdown (schedule of values) attached thereto,

this requisition is submitted for the smount of $      due for work performed up to the       day of       and as itemized below by the trades listed in the cost breakdown.

Contractor (Signature)	Date

		Trade Item Total	Amounts Completed To Date		Amounts all Previous			%
	Trade Item	Amount	Material	Labor	Total	Requisitions	Amount This Requisition	Compl
1
2
3
4
5
6
7
8
9
10
11
Total
Less ( )% Retainer Line (32)
Totals

Progress              □ Satisfactory               □ Unsatisfactory (If unsatisfactory, attach memo of explaination

Construction is         % Completed.

I certify that I have checked and verified the above application for payment and that to the best of knowledge and belief: (1) It is true and correct statement of work

Architect	Date	Date

Approved:

ESD Construction Project Manager	Date	ESD Construction Cost Estimator	Date

105b-(6/16)			Date

MONTHLY PROJECT STATUS COST CONTROL REPORT
As of

(Project)
Total Project Cost:		Project Number:		Contract Completion Date:			Estimated Completion Date:			Actual Completion Date:
FULL COST REPORT SHALL HAVE ONE PAGE
FOR PROJECT TOTAL COST AND ADDITONAL PAGES		(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
FOR EACH FUNDING SOURCE, INCLUDING ESDC.					(2+3)			(5+6)
						INVOICED			PROJECTED COST
Description	Conctract/ Consultant	Budget (Date)	Original Contact/ Commitments*	Cumulative Approved C.O.'s/Amend	Revised Contract Commitments*	Prior Month Thru _________	This Month (Date)	Total To Date	Balance To Be Completed	Total Estimated Cost	(Over/Under) Budget	% Complete
(Sample Line Items Only - Use Additonal Sheet if Required)

● Design
A/E Fees
Reimb. & Extra Services
Other (List each item)

● Related Design & Construction
Cost
Borings & Soils
Environmental
Survey
Special Consultants (List)
Other (List)

● Testing & Inspection
Soils/Foundation
Other (List)
● SUBTOTAL SOFT COSTS

● Construction
General Contract
Other Items (List each item)
● SUBTOTAL Excluding Contingency
● Construction Contingency
● SUBTOTAL HARD COSTS
● Project Contingency
● TOTAL PROJECT COST
*Asterisk Commited Items not yet under formal contract
Prepared By:	Date:	Approved By:	Date:

Monthly Project Status Cost Control Report Instructions

ESDC requires that a Monthly Cost Control Report be submitted on all projects funded during construction.  This also includes projects in the planning stage which will be funded during construction.

The Cost Report is a management tool for tracking latest costs for all line items against the Budget.  On a monthly basis, it keeps the Developer and ESDC informed, and highlights construction cost status, potential problems and variances.

The attached sample Monthly Project Status Cost Control Report illustrates how costs should be listed and separated by line item, for soft costs/other items and construction.

Several items in the form should be highlighted:

Column 1 ‑       Budget ‑‑ This is the budget approved by the Developer and ESDC.  Once approved, this column should not be changed.

Contingency

The Construction Contingency shown in "Budget" (Column 1) should not be changed.  As the contingency is used up and allocated to various line items, the balance should be shown in the line item for Construction Contingency, under "Total Estimated Cost" (Column 9).

Column 2 ‑    "Original Contract/Commitments" ‑‑ List approved contracts; also, firm commitments not yet under contract should be listed, and marked with an asterisk.

Column 3 ‑    "Cumulative Approved Change Orders/Amendments" ‑‑ List only items approved by ESDC.

Column 4 ‑    "Revised Contract/Commitments" ‑‑ Self explanatory.

Column 5 ‑    "Invoiced Prior Months Thru" ‑‑ Self explanatory.

Column 6 ‑    Invoiced "This Month" ‑‑ Self explanatory.

Column 7 ‑    Invoiced "To Date" ‑‑ Self explanatory.

Column 8 ‑    "Balance to be Completed" ‑‑ Subtract "Revised Contract/Commitments" (Col 9) from Total Invoiced to Date (Col 7).

Column 9 ‑    "Total Estimated Cost" ‑‑ This is Projected Cost for the project ‑‑ Add "Invoiced To Date" (Col 7) and "Balance to be Completed" (Col 8).

Column 10 ‑    "(Over/Under) Budget" ‑‑ Subtract "Total Estimated Project Cost" (Col 9) from "Budget"

Attachment D-1 (6/16)

ESD Project No.:

New York State Urban Development Corporation

d/b/a Empire State Development

Design and Construction Department

CONTRACTOR’S AFFIDAVIT

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

                                                                                              , being first duly sworn, deposes and says:

I,                                        , am the                              of                                              (the “Contractor”), a [corporation; limited liability company; limited partnership] organized and existing under the laws of the State of New York, having its principal offices at                                                                                             .

That the Contractor is the general contractor for                                                                                              (the “Project”) pursuant to a construction contract dated the day of                   , 20  (the Construction Agreement”) between the Contractor and                                                                                              (the “Owner”).

That the Contractor has received all payments due it under the Construction Agreement as of Requisition No.                    , dated the                     day of                    , 20       .

That the Contractor has to the date hereof performed all its obligations pursuant to the Construction Agreement and has paid to its subcontractors and vendors the amounts due to them for the work performed and the materials furnished by each of them in connection with the Construction Agreement, for amounts up to and including Requisition No.        .

That annexed hereto as “Attachment 1” is a list of all subcontractors and vendors who have performed work and labor or furnished materials and equipment in connection with the Construction Agreement. If none, state “None.”

Contractor:
Name:	Title:

Sworn to before me this          day of                                 , 20        .

Notary Public My commission expires:

Project	Requisition No.

Name & Address of Contractor	Project No.

Contract No.

DC-105c (3/016)

LIST OF SUBCONTRACTORS/VENDOR SUBMITTED WITH REQUEST FOR PAYMENT

The following Subcontractors/Vendors are included for payment with this requisition:

Trade	Subcontractor or Vendor	Amount of Subcontract

Attachment A – 02/15

ESD Project No.: ESD Requisition No.:

CONTRACTOR’S RECEIPT AND WAIVER OF LIEN

State of New York	)
) ss.:
County of	)

                             (“Contractor”), in connection with the construction of a project of the New York State Urban Development Corporation d/b/a Empire State Development (“ESD”) known as                    (the “Project”) and the payment by                     (“Owner”) to Contractor of certain sums requisitioned by the Contractor pursuant to its Request for Payment No.    dated            ,         ,20,            (the “Requisition”), DOES HEREBY CERTIFY AND ACKNOWLEDGE that it has received the cumulative amount of $            , representing all sums due and owing to it in accordance with its agreement with the Owner

dated         ,         ,20    , other than sums, if any, withheld by the Owner in accordance with such agreement and approved by the Owner and ESD, for work performed or materials supplied for the Project to the date of           ,      20    ,  and DOES HEREBY FOREVER RELEASE AND WAIVE for itself, its successor and assigns any and all rights, claims and demands it has or may have against the Owner and ESD, including any and all rights which it has or may have pursuant to the New York Lien Law to file any lien or notice of lien against the Project or any property of the Owner on account of or deriving from labor performed or materials furnished for the Project to the date of the previously submitted requisition dated         ,      20    .

IN WITNESS WHEREOF, Contractor has caused this Receipt and Waiver to be duly executed and the seal of the Contractor to be affixed as of the date of the Requisition by the undersigned duly authorized officer.

Contractor:

Name:                                                                       Title:

On the            day of                              , 20   , before me,             the subscriber personally appeared to me personally known, who being by me duly sworn, did depose and say that he/she resides at                that he/she is                                                        of                        the entity described in and which executed the foregoing instrument.

Notary Public My commission expires:

DC-105g (03/16)

ESD Project No.: ESD Requisition No.:

SUBCONTRACTOR’S RECEIPT AND WAIVER OF LIEN

State of New York	)
) ss.:
County of	)

                            (“Subcontractor”), in connection with the construction of a project of the New York State Urban Development Corporation d/b/a Empire State Development (“ESD”) known as                            , (the “Project”) and the payment to the Subcontractor by                             (the “Contractor”) of certain sums requisitioned by the Contractor pursuant to the Contractor’s Request for Payment No.                             dated               ,              , 20              submitted to               (“Owner”), (the “Requisition”), DOES HEREBY CERTIFY AND ACKNOWLEDGE that it has received the cumulative amount of $             , representing all sums due and owing to it in accordance with its agreement with the Contractor dated                            ,               20             , other than sums, if any, withheld by the Contractor in accordance with such agreement and approved by the Owner and ESD, for work performed or materials supplied for the Project to the date of              ,              20             , and DOES HEREBY FOREVER RELEASE AND WAIVE for itself, its successor and assigns any and all rights, claims and demands it has or may have against the Owner and ESD, including any and all rights which it has or may have pursuant to the New York Lien Law to file any lien or notice of lien against the Project or any property of the Owner on account of or deriving from labor performed or materials furnished for the Project to the date of the previously submitted requisition dated              ,              , 20             .

IN WITNESS WHEREOF, Subcontractor has caused this Receipt and Waiver to be duly executed and the seal of Subcontractor to be affixed as of the date of the Requisition by the undersigned duly authorized officer.

Contractor:
Name:	Title:

On this                                              day of                                              , 20    , before me the subscriber personally appeared                                        to me, personally known, who being by me duly sworn, did depose and say that he/she resides at    _________             ___________ that he/she is                                                                      of                                      the entity described in and which executed the foregoing instrument.

Notary Public My commission expires:

DC-105i (03/16)

ESD Project No. ESD Requisition No.

SUBCONTRACTOR’S AFFIDAVIT, FINAL WAIVER OF CLAIMS AND LIENS, AND RELEASE OF RIGHTS

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

The undersigned, who is the                                         of                      (the “Subcontractor”) which performed work under a subcontract with                     _ (“Contractor”) for Project # declares that its Subcontract with the Contractor is in the total amount of $                                        , which includes extras and all change orders to the date hereof.

In consideration of the amounts and sums previously received, and the last and final payment of $                     being full and final payment of the amount due, the Subcontractor does hereby acknowledge that it has been paid in full for all work it performed on the Project and that it further hereby releases _______ (“Owner”) and the New York State Urban Development Corporation d/b/a Empire State Development (“ESD”) from any and all claims and liens, and further waives any and all rights to liens upon the premises described below (which may be more particularly described by an Exhibit “A” attached), and upon improvements now or hereafter made thereon, and upon the monies or other considerations due or to become due from the Owner or ESD or from any other person, firm or corporation, said claims and liens and rights to liens being on account of labor, services, materials, fixtures or apparatus furnished by or which may be furnished at any time hereafter by or at the request of the undersigned.  The premises as to which said claims and liens and rights to liens are hereby released are identified as follows:

Project Name:

Address or Project:

City:                                            County:                                            State:

The undersigned further represents and warrants that he/she is duly authorized and empowered to sign and execute this wavier on his/her own behalf and on behalf of the Subcontractor for which he/she is signing; that Subcontractor has properly performed all work and furnished all the materials of the specified quality per plans and specifications and in a good and workmanlike manner, fully and completely; that Subcontractor has been paid in full for all work it performed on the Project; that Subcontractor has paid its subcontractors, vendors and suppliers for all the labor, materials, equipment and services that Subcontractor has used or been supplied or may hereafter use or be supplied to the above premises, and that Subcontractor has no outstanding and unpaid payment applications, invoices, retentions, holdbacks, chargebacks or unbilled work or materials, as of the date of the aforementioned last and final payment application of invoice; and that any materials which have been supplied or incorporated into the above premises were either taken from Subcontractor’s fully-paid or open stock or were fully paid for and supplied as stated on the statement accompanying the last and final payment application or invoice.

The undersigned further agrees to reimburse and does hold harmless and fully indemnify Owner, ESD and                      for any losses or expenses should any such claim, lien, or right to a lien be asserted (by the undersigned or by any laborer, materialman or subcontractor of the undersigned), including, without implied limitation, attorneys’ fees incurred in the defense thereof.

In addition, for and in consideration of the amounts and sums received, the Subcontractor hereby waives, releases and relinquishes any and all claims, rights or causes of action whatsoever the Subcontractor had, has or may have against the Owner and ESD arising out of or in the course of the work performed on the above-mentioned project, contract or event.

Contractor:
By:	Title:

On this                            day of                   , 20        , before me the subscriber personally appeared                          to me, personally known, who being by me duly sworn, did depose and say that he/she resides at                           that he/she is                                    of                           the entity described in and which executed the foregoing instrument.

Notary Public My Commission expires:

DC-105i (03/16)

ESD Project No.: ESD Requisition No.

SUBCONTRACTOR’S AFFIDAVIT, CONTINGENT FINAL WAIVER OF CLAIMS AND LIENS, AND RELEASE OF RIGHTS

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

The undersigned, who is the                                                                          of                                        (the “Subcontractor”) which performed work under a subcontract with                                        _ (“Contractor”) for Project # declares that its Subcontract with the Contractor is in the total amount of $                                                , which includes extras and all change orders to the date hereof.

In consideration of the amounts and sums previously received, and upon receipt and payment of the last and final payment of $                             being full and final payment of the amount due, the Subcontractor does hereby acknowledge that it has been paid in full for all work it performed on the Project and that it further hereby releases _______ (“Owner”) and the New York State Urban Development Corporation d/b/a Empire State Development (“ESD”) from any and all claims and liens, and further waives any and all rights to liens upon the premises described below (which may be more particularly described by an Exhibit “A” attached), and upon improvements now or hereafter made thereon, and upon the monies or other considerations due or to become due from the Owner or ESD or from any other person, firm or corporation, said claims and liens and rights to liens being on account of labor, services, materials, fixtures or apparatus furnished by or which may be furnished at any time hereafter by or at the request of the undersigned.  The premises as to which said claims and liens and rights to liens are hereby released are identified as follows:

Project Name:

Address or Project:

City:                                                            County:                                                            State:

The undersigned further represents and warrants that he/she is duly authorized and empowered to sign and execute this wavier on his/her own behalf and on behalf of the Subcontractor for which he/she is signing; that Subcontractor has properly performed all work and furnished all the materials of the specified quality per plans and specifications and in a good and workmanlike manner, fully and completely; that Subcontractor has been paid in full for all work it performed on the Project; that Subcontractor has paid its subcontractors, vendors and suppliers for all the labor, materials, equipment and services that Subcontractor has used or been supplied or may hereafter use or be supplied to the above premises, and that Subcontractor has no outstanding and unpaid payment applications, invoices, retentions, holdbacks, chargebacks or unbilled work or materials, as of the date of the aforementioned last and final payment application of invoice; and that any materials which have been supplied or incorporated into the above premises were either taken from Subcontractor’s fully-paid or open stock or were fully paid for and supplied as stated on the statement accompanying the last and final payment application or invoice.

The undersigned further agrees to reimburse and does hold harmless and fully indemnify Owner, ESD and                                    for any losses or expenses should any such claim, lien, or right to a lien be asserted (by the undersigned or by any laborer, materialman or subcontractor of the undersigned), including, without implied limitation, attorneys’ fees incurred in the defense thereof.

In addition, for and in consideration of the amounts and sums received, the Subcontractor hereby waives, releases and relinquishes any and all claims, rights or causes of action whatsoever the Subcontractor had, has or may have against the Owner and ESD arising out of or in the course of the work performed on the above-mentioned project, contract or event.

Contractor:
By:	Title:

On this                  day of                 , 20      , before me the subscriber personally appeared                                    to me, personally known, who being by me duly sworn, did depose and say that he/she resides at                  that he/she is                                    of                                   the entity described in and which executed the foregoing instrument.

Notary Public My Commission expires:

DC-105i (03/16)

ESD Project No.: ESD Requisition No.:

CONTRACTOR’S AFFIDAVIT, FINAL WAIVER OF CLAIMS AND LIENS, AND RELEASE OF RIGHTS

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

The undersigned, who is the                                                                      of                                                                      (the “Contractor”) which performed work under a contract with                                                                      for Project # (the “Contract”) declares that its Contract with the Owner is in the total amount of $                                                                    , which includes extras and all change orders to the date hereof.

In consideration of the amounts and sums previously received, and the last and final payment of $                                   being full and final payment of the amount due, the Contractor does hereby acknowledge that it has been paid in full for all work it performed on the Project and that it further hereby releases the Owner and the New York State Urban Development Corporation d/b/a Empire State Development (“ESD”) from any and all claims and liens, and further waives any and all rights to liens upon the premises described below (which may be more particularly described by an Exhibit “A” attached), and upon improvements now or hereafter made thereon, and upon the monies or other considerations due or to become due from the Owner or ESD or from any other person, firm or public or private entity, said claims and liens and rights to liens being on account of labor, services, materials, fixtures or apparatus furnished by or which may be furnished at any time hereafter by or at the request of the undersigned.  The premises as to which said claims and liens and rights to liens are hereby released are identified as follows:

Project Name:

Address or Project:

City:                                       County:                                       State:

The undersigned further represents and warrants that he/she is duly authorized and empowered to sign and execute this wavier on his/her own behalf and on behalf of the Contractor for which he/she is signing; that Contractor has properly performed all work and furnished all the materials of the specified quality per plans and specifications and in a good and workmanlike manner, fully and completely; that Contactor has been paid in full for all work it performed on the Project; that Contractor has paid its subcontractors, vendors and suppliers for all the labor, materials, equipment and services that Contractor has used or been supplied or may hereafter use or be supplied to the above premises, and that Contractor has no outstanding and unpaid payment applications, invoices, retentions, holdbacks, chargebacks or unbilled work or materials, as of the date of the aforementioned last and final payment application of invoice; and that any materials which have been supplied or incorporated into the above premises were either taken from Contractor’s fully-paid or open stock or were fully paid for and supplied.

The undersigned further agrees to reimburse and does hold harmless and fully indemnify Owner, ESD and                                                                 for any losses or expenses should any such claim, lien, or right to a lien be asserted (by the undersigned or by any laborer, materialman or subcontractor of the undersigned), including, without implied limitation, attorneys’ fees incurred in the defense thereof.

In addition, for and in consideration of the amounts and sums received, the Contractor hereby waives, releases and relinquishes any and all claims, rights or causes of action whatsoever the Contractor had, has or may have against the Owner and ESD arising out of or in the course of the work performed on the above-mentioned project, contract or event.

Contractor
By:	Title:

On this                 day of                                 , 20    , before me the subscriber personally appeared                                                                  to me, personally known, who being by me duly sworn, did depose and say that he/she resides at                                                                 that he/she is                                    of                                      the entity described in and which executed the foregoing instrument.

Notary Public My commission expires:

DC-105i (03/16)

ESD Project No.:

UNCONDITIONAL WAIVER AND RELEASE OF CLAIMS AND LIENS, AND RELEASE OF RIGHTS

State of New York	)
) ss.:
County of	)

The undersigned (the "                    ") has been paid and has received full payment for all services furnished by                                          and/or employees or others acting for                     or claiming by, through or under                     from                                         to                                          on the job of (Owner) in connection with the construction of a project of the New York State Urban Development Corporation d/b/a Empire State Development (“ESD”), known as                     (the “Project”) pursuant to a contract executed with                                         dated            ,       , 20 (the “Contract”).

                  represents and warrants that                   and all persons and entities acting for or claiming by, through or under                   have fully performed and furnished all services to have been performed or furnished by pursuant to its obligations under the Contract and that there is not now due or owing any amount of money or wages to any party or entity in connection with this Project or any part thereof.  The does hereby release for itself and any party or entity claiming by, through or under                  , from any and all rights which it has or may have pursuant to the New York Lien Law to file any lien or notice of lien against the Project, mechanic's liens, stop notice, bond right or claim of any nature whatsoever that the undersigned has or may have with respect to the above referenced Project.

The                   further agrees to reimburse and does hold harmless and fully indemnify ESD, its successors and assigns for any losses or expenses should any such claim, lien, or right to a lien be asserted by the                   or by any person or entity acting for or claiming by, through or under the Architect, including, without implied limitation, attorney's fees incurred in the defense thereof.

In addition, for and in consideration of the amounts and sums received, the undersigned hereby waives, releases and relinquishes ESD from any and all claims, rights or causes of action whatsoever arising out of or in the course of the work performed on the above-mentioned Project.

Entity:
Name:	Title:

On the             day of             , 20      , before me,                                       the subscriber personally appeared to me personally known, who being by me duly sworn, did depose and say that he/she resides at                          that he/she is                           of                          the entity described in and which executed the foregoing instrument.

Notary Public My Commission expires:

DC-105g (03/16)

CONSULTANT'S CODE CERTIFICATION LETTER

The following Certification Letter shall be included in the initial report submitted to ESDC for approval.

DATE

Empire State Development

633 Third Avenue

New York, NY  10017-6754

Attention:	(insert senior architect/construction manager or loans & grant project manager assigned to project)

(insert title)

Design and Construction or Loans & Grant

Re:	Consultant’s Code Certification of Architect (Engineer)

(Insert Location and Name of Project)

Gentlemen:

The undersigned, a principal of the firm of               , duly qualified and registered to practice architecture/engineering in the State of New York, in connection with the               project, does hereby certify that final plans and specifications will be designed to conform with the (insert name of applicable building code) and applicable municipal regulations.

IN WITNESS WHEREOF, I have hereunto set my hand this            day of                         , 20___.

SIGNATURE

ARCHITECT'S (OR ENGINEER'S) NAME SEAL

Attachment A – 02/15

CONTRACTOR'S CERTIFICATION OF COMPLETED CONSTRUCTION

The following Certification shall be submitted to ESD at completion of construction on Contractor's letterhead.

DATE

Empire State Development

633 Third Avenue

New York, NY  10017-6754

Attention:	(insert senior architect/construction manager or loan & grant project manager assigned to project)

(insert title)

Design and Construction or Loans & Grant

Re:	Contractor’s Certification of Completed Construction

(Insert Location and Name of Project)

Gentlemen:

The undersigned, an officer of               (firm name), in connection with the                                              project, does hereby certify that construction of all work required by the construction agreement has been completed in accordance with final construction documents, the (insert name of applicable building code) and applicable municipal regulations.

IN WITNESS WHEREOF, I have hereunto set my hand this                day of                      , 20___.

Notary Public

SIGNATURE

OFFICER'S NAME & TITLE

DC-105g (03/16)

CONSULTANT'S CERTIFICATION OF COMPLETED CONSTRUCTION

The following Certification shall be submitted to ESD at completion of construction on Consultant's letterhead.

DATE

Empire State Development

633 Third Avenue

New York, NY  10017-6754

Attention:	(insert senior architect/construction manager or loan & grant project manager assigned to project)

(insert title)

Design and Construction or Loans & Grant

Re:	Consultant’s Certification of Completed Construction

(Insert Location and Name of Project)

Gentlemen:

The undersigned, a principal of the firm of

duly qualified and registered to practice architecture/engineering in the State of New York, in connection with the   (insert location and name of project)   project, does hereby certify that to the best of our knowledge construction of work required by the contract has been completed in accordance with the drawings approved by the      (insert name of approving agency)     and requirements of the      (insert name of applicable building code)     .

IN WITNESS WHEREOF, I have hereunto set my hand this            day of                          , 20___.

SIGNATURE

ARCHITECT'S (OR ENGINEER'S) NAME                                             SEAL

ESD CONSTRUCTION SIGN

The contractor shall supply and install one sign identifying the project at commencement of construction which shall remain in place until development is completed. The sign can be a minimum of 4 ft. X 8 ft., up to a maximum of 8 ft. X 16 ft., and constructed of 3/4 in. thick exterior grade plywood, secured or supported to comply with all applicable codes and good construction practice. Exact location will be determined by ESD according to local conditions. The sign shall be painted white, front and back, with three coats of exterior grade enamel. Refer to the ESD Construction Sign Template for additional information. The exact text and layout shall be provided by the ESD, Department of Design & Construction at the time of contract award.

GRAPHIC SPECIFICATIONS

Size: Minimum of 4 'high X 8' wide Maximum of 8 'high X 16' wide

Logo: The New York State/Empire State Development brand logo shall be teal and located in tight to the upper left corner

Font: Proxima, Proxima Bold

Substitute Font: Arial, Arial Bold

Bold font for project name, and principal official’s names

Colors:

Teal lettering on white background

Pantone ® –7474 C

CMYK – 96/9/32/29

RGB – 0/118/129

Hex – #007681

Dark gray lettering on white background

Pantone ® –7 C

CMYK – 9/10/9/81

RGB – 63/63/63

Hex – #3F3F3F

NAME RECOGNITION

The following principals should be included on any public signage publicizing Empire State Development construction and development projects:

▪ Andrew M. Cuomo, Governor

▪ Kathleen C. Hochul, Lieutenant Governor

▪ Howard A. Zemsky, ESD, President, CEO & Commissioner

▪ U.S. Senators Schumer and Gillibrand (list both or neither)

▪ U.S. Congressional delegation for the area the project is located in (list all or none)

▪ State Assembly Members and Senators who have funded the project

▪ Local Mayor, County Executive and/or Supervisor

▪ Construction Manager/Firm

▪ Architect

▪ All funders and investors

Name of Project (in Spanish as applicable) Description of Project (in Spanish as applicable)

Andrew M. Cuomo, Governor

Kathleen C. Hochul, Lieutenant Governor

Howard A. Zemsky, ESD President, CEO & Commissioner

U.S. Senators Schumer and Gillibrand (list both or neither)

U.S. Congressional delegation for the area the project is located in (list all or none) State Assembly Members and Senators who have funded the project

Local Mayor, County Executive and/or Supervisor Construction Manager/Firm

Architect

All funders and investors

A Construction Management Plan (CWMP) shall be submitted to ESDC prior to the commencement of the project.  Best efforts shall be made throughout the project to abide by the plan and achieve a ___% recycling rate (by weight) for construction and demolition waste on this project.

Using the template in Appendix A or your own planning document, provide the following information to form a CWMP:

1.	Project Name, Contractor, Designated Construction/Demolition Plan Manager; Project Site Address, Estimated Construction Dates, Project Scope
2.	Contractor commitment to reducing waste on this project to the extent practicable and establishment of a Reuse/Recycling Goal (by weight) for all materials generated by this project.
3.	Projected Waste Materials – list (or check) the materials that will be generated by the project.
4.	Reuse/Recycling Plan. List each material proposed to be reused or recycled during the course of the project. For each:
▪	Estimate the percentage of total project materials and tonnage
▪	Describe the means by which it will be handled at the site (sorted, stored, protected from contamination, etc.);
▪	Identify the hauler and proposed destination for the material

Monthly Progress Reports shall be submitted to ESDC.

Using the template in Appendix B or your own, submit Monthly Progress Reports documenting the disposition (Recycled/Reused vs. Disposed) of all jobsite waste.

For each item pulled from the jobsite, provide:

1.	Date removed
2.	Amount in tons
3.	Receiving party
4.	Disposition (reuse, recycled, disposed). Appendix B contains two tables – one for materials destined for reuse/recycling , another for materials destined for disposal
5.

Attach legible copies of on-site logs, weight tickets and/or receipts to verify . Receipts shall be from recycling and/or disposal site operators who can legally accept the materials for the purpose of reuse, recycling or disposal. If mixed construction and demolition waste is sorted off-site, provide documentation from the processor stating the average percentage of mixed C&D waste they are recycling. The documentation shall be in conformance with the latest annual recycling report to the NYS Department of Environmental Conservation pursuant to 6NYCRR Part 360 regulations, or a letter containing the same information if the report is not available.

A Final Report shall be submitted to ESDC summarizing the quantity and type of material reused, recycled and disposed of from this project and attesting that the reuse/recycling goal was / was not achieved.  (see Appendix C).

Appendix A

Construction Waste Management Plan

1.	Project Name:

Contractor:

Designated Construction/Demolition Waste Management Plan Manager:

Project Site Address:

Estimated Construction Dates:

Project Scope   (indicate general work to be done, type of structure, building size, space constraints, etc.):

2.	Waste Reduction Efforts: ________________ (contractor) and all subcontractors will also employ sustainable materials management practices on this project to the extent practicable.
•	Job site workers will be asked to take note of what they are throwing away and encouraged to suggest ways to minimize or eliminate waste.
•	____________ (contractor) will, to the extent practicable, work with suppliers to provide materials to the site in minimal, reusable and recyclable packaging.

Reuse/Recycling Goal:  Throughout the above-described project,  ___________ (contractor) will make a good faith effort to reuse/ recycle ___% (by weight) of the waste generated by this project.

3.	Projected Waste Materials (check all materials anticipated to be generated by this project):

☐	Asphalt	☐	Glass	☐	Roofing – asphalt shingles
☐	Brick	☐	Gypsum drywall	☐	Vinyl
☐	Cans and bottles	☐	Insulation	☐	Wood – dimensional lumber
☐	Carpet	☐	Land clearing debris	☐	Wood - pallets
☐	Carpet pad	☐	Metal wire, pipe, cutoffs, etc	☐	Wood – plywood, OSB, particleboard,
☐	Ceiling tile	☐	Metal – structural		other engineered lumber
☐	Concrete	☐	Paper and Cardboard	☐	Wood – treated, varnished, painted
☐	Electronic equipment	☐	Plastic - stretch wrap, paint
☐	Flooring		buckets, bags, polystyrene, pipe
☐	Furniture	☐	Reusable items (list):
☐	Other (specify):

4.

Reuse/ Recycling Plan.  In the space below list the materials from above that are targeted for reuse or recycling.  Select materials that will be generated in the largest quantities and, based on the availability of reuse or recycling services and feedback from subcontractors and your waste hauler, are estimated to have the highest reuse/recycling potential.  For each material:

•	Provide estimated percentage of total project materials and estimated tonnage
•	Describe how the material will be handled at the jobsite (including procedures to sort, separate and keep it free from contaminants, etc.)
•	Indicate who will remove it from the site and where it is destined to be recycled or reused. See example.

Material	Estimated % of total project materials / Estimated tons	Handling at Job Site	Hauler, Destination
Example: Corrugated Cardboard	10% / 2 tons	Separated, flattened and placed in designated containers. No pizza boxes, paper plates, paper towels, etc. No material that is more than 50% covered with mud, paint or other contaminants	_______ (hauler) will pick up the containers and deliver them to ________ (recycler).”

Name / Title

Appendix B

Construction Waste Management

Monthly Progress Report

Project Name:

Contractor:

Designated Construction/Demolition Waste Management Plan Manager:

Project Site Address:

Period covered by this report:  _____________________ to _________________________

Materials Recycled / Reused:
Date	Material	Hauler / Destination	Quantity (tons)

TOTAL

Materials to Disposal:
Date	Material	Hauler / Destination	Quantity (tons)

TOTAL

Documentation per ESDC requirements to verify the above information is attached.

Percent of materials removed from site that were reused/recycled this period: ______%

Appendix C

Construction Waste Management

FINAL Report

Project Name:

Contractor:

Designated Construction/Demolition Waste Management Plan Manager:

Project Site Address:

Project Completion Date:  _____________________

Based on monthly progress reports, the total amounts of materials recycled, reused and disposed from this project is:

Materials Recycled / Reused:

Material	Tons (add tonnage from monthly reports)

TOTAL

Materials to Disposal:

Material	Tons (add tonnage from monthly reports)

TOTAL

•	TOTAL TONS FROM JOBSITE:______ TOTAL TONS RECYCLED/REUSED:______ PERCENT RECYCLED/REUSED: _____
•	___________________ [CONTRACTOR)] DID / DID NOT ACHIEVE A GOAL OF ____% REUSE/RECYCLING ON THIS PROJECT

Name / Title

CONSTRUCTION FORMS REVIEW PROTOCOL

Project
ESD Project Number
Requisition/Gurf #
Construction Mgr

ESD		Guidepost	Description	Received?	Reviewed?	Comments
Reqmt #	Form #	Protocol #
Section 1 - Design Phase
Project Plan and Proposed Budget Narrative
Schematic Plans & Outline Specification (CSI form)
Design Development Cost estimates (incl. applicable unit prices/quantities)
Code / Zoning/ SEQR Analysis /Agency Approvals
Proposed D+C Funding Draw Schedule for project by month
Standard form of Agreement between Owner, Architect & Const.Manager (e.g. AIA B-Series)
Section 2 -Start of Construction
Building Permit Copy
Asbestos Free Building Certificate
Plans and Specs Signed and Sealed
General Conditions of the contract for construction (AIA A201)
Agreement Between Owner and Contractor, where basis is Cost +Fee with GMP AIA A-Series)
22			Construction & Demolition Waste Management Plan (Optional)
	ACORD		Certificates of Insurance - For Workers Comp and Disability Non-ACORD)
Current Milestone construction schedule
Trade Payment Breakdown

			Section 3 - During Construction
07	105-A	1	Summary Request For Payment Breakdown
			a) Period reviewed
			b) Net changes
			c) Adjustments to contract
			d) Work completed to date
			e) Less retainer
			f) Amount due to date
			g) Less previous payments
			h) Total payment due
07	105-B		Request For Payment Breakdown
08	D,D-1	6	Monthly Project Status Cost Control Report (CCR)
			a) Review monthly subcontractor invoice amounts (G702/703)
			a(i) Recommendations/ clarifications warranted? (RFI)
			b) Budget, budget change orders and revised budget
			c) Invoice amounts for prior reimbursements, this month’s reimbursement and total to date.
			d) Projected cost amounts
			e) Over/under budget amounts
			f) % completed
	G703/G704	2	Application & Certification for Payment Including Continuation Sheets
			a) Check all amounts
			b) Current payment due
			c) Signed and Notarized dated certification by construction manager
		8	Invoices
			a) Review of all subcontractor invoices for amounts
10	105-C	3	Contractors Affidavit
			a) Signed and notarized and signed dated by officer

12	105-G	4	Contractor's Receipt and Waiver of Lien
a) Signed and Notarized dated by contractor
11	105-D		List of Subcontractors
13	105-H	4	Subcontractors Receipt and Waiver of Lien
a) Signed and Notarized dated by subcontractor
		5	Affidavit That All Taxes Are Paid
a) Signed and notarized dated by an officer
16	C		Arch/Eng Consultants Code Certification
Archaeological site report
20			Survey Statement
Foundation Survey
19			Pile Driving Report (if Applicable)
Progress schedules and updates
Minutes of Project Meetings
Architect's Bulletins
Building Dept. Amendments
Building Dept. Approvals
05	105-E		Schedule of Change Orders
04	106-C		Change Order Impact
	106-C		Justification For Change
Approved Change Orders
Labor & Performance Bonds
Payment & Performance Bonds
Section 4- At Completion of Construction
Transmittal Letter of As-Builts, Proj.Manuals and Warranties
Temporary Certificate of Occupancy (TCO)
Original Building Permit issued
Certificate of Occupancy (CO)/or Cert. of Completion
Controlled Inspection and Test Reports with A/E approvals

14	105-I		ESD Affidavit & Final Release and Waiver of Liens
15	B-2,3,4,5		Unconditional Waiver & Release A/E/CM (if Applicable)
Release of Surety (AIA 706/706A)
17,18	B,C		Contractor's/Consultant's Cert. of Completed Construction
NY Board of Fire Underwriters/or AHJ Approval (except in NYC)

Section 5- All Phases
		12	GPS Certification and Authorization to do business in NYS
a) Prior to any disbursement to requisitioning entity, ensure the Certification regarding, bribery, collusive bidding and fair pricing has been executed by the requisitioning entity.
b) Prior to any disbursement ensure that requisitioning entity is authorized to do business in NYS,
THIS CONSTRUCTION FORMS REVIEW PROTOCOL WAS REVIEWED BY THE SIGNATORY BELOW, WHO CERTIFIES THAT IT IS ACCURATE AND BASED ON THE ATTACHED DOCUMENTATION
Grantee:
Signature:				Date:

Name:				Title:

ESD Reviewed:
Signature:				Date:

Name:				Title:

CONTINUATION SHEET						AIA DOCUMENT G703					PAGE OF PAGES
AIA Document G702, APPLICATION AND CERTIFICATION FOR PAYMENT, containing								APPLICATION NO:
Contractor's signed certification is attached.								APPLICATION DATE:
In tabulations below, amounts are stated to the nearest dollar.								PERIOD TO:
Use Column I on Contracts where variable retainage for line items may apply.								ARCHITECT'S PROJECT NO:

A	B	C	D	E	F	G	H	I	J	K	L	M	N	O
ITEM	DESCRIPTION OF WORK	SCHEDULED	ADDS/DEDUCTS	REVISED	WORK COMPLETED			TOTAL	%	BALANCE	RETAINAGE			NET BILLING
NO.		VALUE		SCHEDULED	FROM PREVIOUS	THIS PERIOD	MATERIALS	COMPLETED	COMPLETE	TO FINISH	RETAINAGE	RETAINAGE	RETAINAGE	THIS PERIOD
		(ORIGINAL GMP)		VALUE	APPLICATION		PRESENTLY	AND STORED	(I ÷ E)	(E - I)	PREVIOUS	THIS PERIOD	RELEASED
					(E + G)		STORED	TO DATE			APPLICATION		THIS PERIOD
							(NOT IN - F OR G)	(F+G+H)

	GRAND TOTALS	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Users may obtain validation of this document by requesting of the license a completed AIA Document D401 - Certification of Document's Authenticity

EXHIBIT C: EMPLOYMENT and INVESTMENT GOALS AND RECAPTURE TERMS

Athenex Capital Project #AB127

Provided ESD and FSMC perform their obligations under this Agreement and the Alliance Agreement, the Grantee will employ 450 new Full-time Permanent Employee at the Project Location by the fifth year of Manufacturing Facility operation following Manufacturing Facility Completion as those terms are defined, and as is further specified, in the Agreement for Medical Technology, Research, Development, Innovation and Commercialization Alliance between Fort Schuyler Management Corporation (“FSMC”) and Kinex Pharmaceuticals, Inc., the prior name  of Grantee dated May 1, 2015 (hereinafter the “ Alliance Agreement”).  Of the 450 new Full-time Permanent Employee, at least 300 jobs will be created over the first 2.5 years of the Manufacturing Facility operation following the Manufacturing Facility Completion.

In addition, provided ESD and FSMC perform their obligations under this Agreement and the Alliance Agreement, Grantee commits to invest and spend $1.52 billion in the Manufacturing Operation during the ten year term of the lease as those terms are defined and further specified in the Alliance Agreement and an additional $1.5 billion over a subsequent ten (10) year period in the event the ten year lease term is renewed.

Grant Funds may be subject to recapture by ESD in the event of default by Grantee of the Alliance Agreement in accordance with terms of the Alliance Agreement.

EXHIBIT D: OPINION OF COUNSEL

[Letterhead of Counsel to the Grantee]

[Date]

Empire State Development

95 Perry Street, Suite 500

Buffalo, NY 14203

Attn:	Ms. Jean Williams, Senior Project Manager
Re:	Athenex Capital, Project #AB127

Ladies and Gentlemen:

We have acted as special counsel to Athenex, Inc., a corporation (the “Grantee”), in connection with the execution and delivery of the Grant Disbursement Agreement dated [Date of Agreement] (the “Agreement”) between New York State Urban Development Corporation d/b/a Empire State Development (“ESD”) and the Grantee.

This opinion letter is being furnished to you at our client’s request pursuant to Section 3(a) of the Agreement.  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

In rendering the opinions set forth herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter, including (a) the Agreement, (b) the certificate of incorporation of the Grantee and (c) the by-laws of the Grantee.  We have also examined and relied upon such other matters of law, documents, certificates of public officials and representations of officers and other representatives of the Grantee as we have deemed relevant, appropriate or necessary to the rendering of our opinions.

In rendering the opinions expressed below, we have assumed the legal capacity of all natural persons signing documents and that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents. Additionally, we have assumed and relied upon the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and the accuracy and completeness of all representations, warranties, confirmations, schedules and exhibits contained in the Agreement, with respect to the factual matters set forth therein.

As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon written statements and representations of officers and other representatives of the Grantee and of certain public officials.  We have also assumed and relied upon the accuracy and completeness of all certificates and other statements, representations, documents, records, financial statements and papers reviewed by us, and the accuracy and completeness of all representations, warranties and exhibits contained in the Agreement with respect to the factual matters set forth therein.

Based upon the foregoing and subject to the assumptions, qualifications and other matters set forth herein, we are of the opinion that:

1.

The Grantee is validly existing and in good standing under the laws of the State of New York and has full power and authority to execute and deliver the Agreement and to perform its obligations thereunder.

2.

The Agreement has been duly authorized, executed and delivered by the Grantee and (assuming its due authorization, execution and delivery by ESD) is binding on and enforceable against the Grantee in accordance with its terms, subject to applicable bankruptcy, insolvency reorganization, arrangement, liquidation, moratorium, fraudulent conveyance or transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and except as rights under the Agreement to indemnity and contribution may be limited by federal or state laws.

We are admitted to practice in the State of New York and we express no opinion as to any matters governed by any laws other than the laws of the State of New York.  The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Agreement.

This opinion letter is for the benefit solely of ESD and not for the benefit of any other person.  We are opining herein only as of the date hereof and we undertake no, and disclaim any, obligation to advise you of any changes in any matter set forth herein, regardless of whether changes in such matters come to our attention after the date hereof.  No attorney-client relationship exists or has existed with ESD by reason of our preparation, execution and delivery of this opinion letter.  By providing this opinion letter and permitting reliance hereon by you, we are not acting as your counsel and have not assumed any responsibility to advise you with respect to the adequacy of this opinion letter for your purposes.  This opinion letter may not be relied upon by any other person or for any other purpose or used, quoted or otherwise referred to for any other purpose.

Very truly yours,

EXHIBIT E: DISBURSEMENT TERMS

Disbursement

Upon compliance with the terms of this Agreement, and receipt of the fees as set forth below, ESD shall disburse the Grant to the Grantee as follows:

Fees due: Reimbursement for out-of-pocket expenses: $494.84

Up to $200,000,000 plus any additional funds available from the $25 million headquarters project (ESD Project No. AA725), will be deposited incrementally, as set forth below, into an ESD held account (the “Imprest Account”).  Funds in the Imprest Account, from the time of deposit and until disbursed from such account in accordance with terms to be approved by the ESD Directors, will be invested in accordance with ESD’s Investment Guidelines.  Funds from the Imprest Account will be used for facility design and construction costs and machinery and equipment (“Project Costs”).  Interest earned on the funds deposited in the Imprest Account shall be returned to ESD on a quarterly basis.

I.	Initial Advance

An Initial Advance of $50,000,000 will be deposited as an advance in the Imprest Account upon ESD’s receipt of an invoice and other documentation as ESD requires.  The Grantee may, no more frequently than monthly unless otherwise approved by ESD, seek authorization to release funds from the Imprest Account to pay for design/construction invoices due and payable as Project Costs in compliance with ESD Design and Construction Requirements, assuming all project approvals have been completed and funds are available. Grantee may seek additional authorizations to release funds from the Imprest Account as needed to pay for Machinery and Equipment costs as Project Costs, assuming all project approvals have been completed and funds are available. Each subsequent disbursement request from the Imprest Account will include the current month’s invoices and proof of payment for invoices submitted for the previous month. Expenditures must be incurred on or after September 23, 2014 to be considered eligible project costs and ESD funds may only be used to pay and/or reimburse eligible project costs incurred on or after April 17, 2017.

II.	Second Advance

A Second Advance of $50,000,000 will be deposited as an additional advance in the Imprest Account upon full documentation of eligible expenditures of at least 75% of the Initial Disbursement ($37,500,000). The Grantee may, no more frequently than monthly unless otherwise approved by ESD, seek authorization to release funds from the Imprest Account to pay for design/construction invoices due and payable as Project Costs in compliance with ESD Design and Construction Requirements, assuming all project approvals have been completed and funds are available. Grantee may seek additional authorizations to release funds from the Imprest Account as needed to pay for Machinery and Equipment costs as Project Costs, assuming all project approvals have been completed and funds are available.   Each subsequent payment requisition will include the current month’s invoices and proof of payment for invoices submitted for the previous month.

EXHIBIT E: DISBURSEMENT TERMS, continued

Expenditures must be incurred on or after September 23, 2014 to be considered eligible project costs and ESD funds may only be used to pay and/or reimburse eligible project costs incurred on or after April 17, 2017.

III.	Third Advance

A Third Advance of $50,000,000 will be deposited as an additional advance in the Imprest Account upon full documentation of eligible expenditures of at least 100% of the Initial Disbursement and 75% of the Second Disbursement ($87,500,000 cumulative). The Grantee may, no more frequently than monthly unless otherwise approved by ESD, seek authorization to release funds from the Imprest Account to pay for design/construction invoices due and payable as Project Costs in compliance with ESD Design and Construction Requirements, assuming all project approvals have been completed and funds are available. Grantee may seek additional authorizations to release funds from the Imprest Account as needed to pay for Machinery and Equipment costs as Project Costs, assuming all project approvals have been completed and funds are available.  Each subsequent payment requisition will include the current month’s invoices and proof of payment for invoices submitted for the previous month.  Expenditures must be incurred on or after September 23, 2014 to be considered eligible project costs and ESD funds may only be used to pay and/or reimburse eligible project costs incurred on or after April 17, 2017.

IV.	Final Advance

A Final Advance of $50,000,000 plus any additional funds available from the $25 million headquarters project will be deposited as an additional advance in the Imprest Account upon full documentation of eligible expenditures of at least 100% of the Initial and Second Disbursement and 75% of the Third Disbursement ($137,500,000 cumulative). The Grantee may, no more frequently than monthly unless otherwise approved by ESD, seek authorization to release funds from the Imprest Account to pay for invoices due and payable for Project Costs in compliance with ESD Design and Construction Requirements, assuming all project approvals have been completed and funds are available.   Each subsequent payment requisition will include the current month’s invoices and proof of payment for invoices submitted for the previous month. Expenditures must be incurred on or after September 23, 2014 to be considered eligible project costs and ESD funds may only be used to pay and/or reimburse eligible project costs incurred on or after April 17, 2017.

Payments will be made upon presentation to ESD of an invoice and such other documentation, as ESD may require.

The Grantee will report annually on Operational Costs and, within ten years of Manufacturing Facility Completion provide a detailed report describing the impact and effectiveness of the project containing such information and in a format as reasonably required by ESD.  The Grantee will document $1.52 Billion in operational and facility costs in accordance with the Alliance Agreement.

EXHIBIT E: DISBURSEMENT TERMS, continued

Expenditure investment goals as required in Exhibit C must be incurred on or after September 23, 2014 to be considered eligible project costs.

Within 12 months of the Final Advance, ESD will require full documentation of eligible expenditures including invoices and proof of payment of 100% of the Initial Disbursement, Second Disbursement, Third Disbursement and Final Disbursement ($200,000,000 cumulative).

ESD reserves the right to require additional documentation to support payment requisitions and/or draw down requests.

Grantee must submit all documentation for the final disbursement of the Grant by no later than April 1, 2022 or such other date as agreed to by the parties in writing.

Wire Transfer Information:

If ESD assistance is $10,000 or greater, please provide a Letter from a financial officer of the Grantee certifying to the accuracy of the following information:

Bank Name:

ABA #:

Account Name:

Account #:

EXHIBIT F: CAPITAL GRANT PAYMENT REQUISITION FORM

Athenex Capital, Project #AB127	Disbursement Request Amount:	$50,000,000

ESD funds may be applied by Grantee in payment or reimbursement of the following costs:

Minimum Expense Incurred (per Exhibit E)		See Exhibit E
Employment Goals (per Exhibit E)	Eligible Expenses	A: Actual Costs Incurred (this request)	B: ESD Share (this request)	C: Cumulative Amount Previously Received from ESD	D: Grant Amount (Cumulative if multi- year grant)	E: (D-C-B) Grant Balance Remaining
N/A	Design/Build, Machinery & Equipment	Advance	50,000,000	0	$50,000,000	0
N/A	Design/Build, Machinery & Equipment	N/A	0	0	50,000,000	50,000,000
N/A	Design/Build, Machinery & Equipment	N/A	0	0	50,000,000	50,000,000
N/A	Design/Build, Machinery & Equipment	N/A	0	0	50,000,000	50,000,000
	TOTAL	N/A	50,000,000	0	$200,000,000	150,000,000

CERTIFICATION

I hereby warrant and represent to Empire State Development (“ESD”) that:

1)

To the best of my knowledge, information and belief, the expenditures for which Athenex, Inc. is seeking payment and/or reimbursement comply with the requirements of the Agreement between ESD andAthenex, Inc., are eligible expenses, and that the payment and/or reimbursement of expenditures for which it is seeking payment and/or reimbursement from ESD does not duplicate reimbursement or disbursement of costs and/or expenses from any other source. These findings will be subject to audit by ESD’s Internal Audit Department.

2)	I have the authority to submit this invoice on behalf of Athenex, Inc. The project, or portion thereof for which this invoice relates, has been completed in the manner outlined in the Agreement.
3)	I hereby attach the following documents for ESD approval, in support of this requisition (note N/A if not applicable for this request):

N/A	Exhibit B:	Design & Construction Requirements
N/A	Exhibit G-2:	Staffing Plan
N/A	Exhibit G-3:	Workforce Employment Utilization Report
N/A	Exhibit G-4:	M/WBE Utilization Plan
N/A	Exhibit G-5:	Waiver Request Form
N/A	Exhibit G-6:	M/WBE Contractor Compliance and Payment Report
N/A	Exhibit H:

Report of Employment & NYS-45 form including cover page and NYS-45-ATT attachment (with social security numbers blocked out and location indicated as necessary) or equivalent documentation of employees, location, status, and payroll information.

_X_	A copy of all current policies of insurance (or certificates thereof) in full compliance with the terms and conditions of Section 12 of the Agreement

EXHIBIT F: CAPITAL GRANT PAYMENT REQUISITION FORM, continued

4)	There have been no materially adverse changes in the financial condition of the Grantee, except as disclosed in writing to ESD, from the date of submission of the Application to the date hereof.
5)	The Grantee has acted responsibly from the date of submission of the Application to the date hereof in full compliance with the terms and conditions of Section 7 of the Agreement.
6)	Representations, Warranties and Covenants made in Section 8 of the Agreement are still true, complete and accurate, unless waived in Exhibit I of the Agreement.

Signature:	/s/ Richard P. Nassar	Print Name:	Richard P. Nasar

Title:	Vice President of Operations	Date:	8/31/17

At any point in the course of your project, ESD would appreciate feedback regarding this ESD program.  Please comment on the application, project approval, and/or payment reimbursement process or any other interactions with ESD related to the project. You may submit your feedback under separate cover to Edwin Lee, VP – Loans and Grants, 633 Third Avenue, NY, NY  10017.  Please include your Project Number and Project Name which are listed at the top of this exhibit on your submission.

Thank you.

EXHIBIT F-1: Grant Utilization Request Form

Withdrawal of Funds from Imprest Account

Athenex Capital, #AB127 (attn: Jean Williams)

ESD funds may be applied by Grantee in payment or reimbursement of the following costs for the above-referenced project; Submit current invoices due and payable.

Request #	Vendor:	Amount:

SUMMARY OF INVOICES DUE AND PAYABLE:  [An Excel spreadsheet needs to be used and attached to this form]

Item #	Amount	Invoice Date	Vendor	Description	Payment Date
[SEE ATTACHED SPREADSHEET PROVIDED BY GRANTEE]
TOTAL

PROGRAM FUNDING STATUS

1	Total Grant Amount	$200,000,000
2	Total Grant Funds Utilized/Disbursed to Date (including this request)
3	Balance of Grant Funds to be Requested (Line 1 minus Line 2)

CERTIFICATION

I hereby warrant and represent to Empire State Development ("ESD") that:

1)

To the best of my knowledge, information and belief, the expenditures for which Athenex Inc. is seeking authorization comply with the requirements of the Agreement between ESD Athenex Inc. are Eligible Expenses, and that the payment, reimbursement, and/or approval of expenditures for which Grantee is seeking payment, reimbursement, or approval from ESD does not duplicate reimbursement or disbursement of costs and/or expenses from any other source.

2)	I have the authority to submit this request on behalf of Athenex Inc. The required information has been submitted to ESD in the manner outlined in the Agreement.
3)	Grantee is current on all reporting required by ESD, if applicable. If Grantee is not current on reporting, this request will not be considered.
4)	There have been no materially adverse changes in the financial condition of the Grantee, except as disclosed in writing to ESD, from the date of submission of the Application to the date hereof.
5)	The Grantee has acted responsibly from the date of submission of the Application to the date hereof in full compliance with the terms and conditions of Section 7 of the Agreement.
6)	Representations, Warranties and Covenants made in Section 8 of the Agreement are still true, complete and accurate, unless waived in Exhibit I of the Agreement.

Signature:	Date:

Print Name:	Title:

EXHIBIT F-2: FINANCIAL CONDITION DOCUMENTATION

Intentionally Deleted

EXHIBIT F-3: DOCUMENTATION OF PROJECT COSTS

Intentionally Deleted

EXHIBIT F-4: EQUITY EXPENDITURES AND PROJECT COST AFFIDAVIT

Intentionally Deleted

I.

EXHIBIT G: PARTICIPATION BY MINORITY GROUP MEMBERS AND WOMEN WITH RESPECT TO STATE CONTRACTS: REQUIREMENTS AND PROCEDURES

I.	General Provisions
A.

Empire State Development (ESD) is required to implement the provisions of New York State Executive Law Article 15-A and 5 NYCRR Parts 142-144 (“MWBE Regulations”) for all State contracts as defined therein, with a value (1) in excess of $25,000 for labor, services, equipment, materials, or any combination of the foregoing or (2) in excess of $100,000 for real property renovations and construction.

B.

The Recipient of the subject Grant Disbursement Agreement (the “Recipient” and the “Contract,” respectively) agrees, in addition to any other nondiscrimination provision of the Contract and at no additional cost to ESD, to fully comply and cooperate with the ESD in the implementation of New York State Executive Law Article 15-A.  These requirements include equal employment opportunities for minority group members and women (“EEO”) and contracting opportunities for certified minority and women-owned business enterprises (“MWBEs”).  Recipient’s demonstration of “good faith efforts” pursuant to 5 NYCRR §142.8 shall be a part of these requirements. These provisions shall be deemed supplementary to, and not in lieu of, the nondiscrimination provisions required by New York State Executive Law Article 15 (the “Human Rights Law”) or other applicable federal, state or local laws.

C.

Failure to comply with all of the requirements herein may result in a finding of non-responsiveness, non-responsibility and/or a breach of contract, leading to the withholding of funds or such other actions, liquidated damages pursuant to Section VII of this Appendix or enforcement proceedings as allowed by the Contract.

II.	Contract Goals
A.

For purposes of this Contract, the ESD hereby establishes an overall goal of 30% for Minority and Women-Owned Business Enterprises (“MWBE”) participation (based on the current availability of qualified MBEs and WBEs).

For purposes of this grant, ESD conducted a comprehensive search and determined that the Contract does not offer sufficient opportunities to set specific goals for participation by Service-Disabled Veteran-Owned Business Enterprises (“SDVOBs”) as subcontractors, service providers, and suppliers to Contractor.  Nevertheless, Bidder/Contractor is encouraged to make good faith efforts to promote and assist in the participation of SDVOBs on the Contract for the provision of services and materials.  The directory of New York State Certified SDVOBs can be viewed at:  http://ogs.ny.gov/Core/SDVOBA.asp

B.

For purposes of providing meaningful participation by MWBEs on the Contract and achieving the Contract Goals established in Section II-A hereof, Recipient should reference the directory of New York State Certified MWBEs found at the following internet address: http://www.esd.ny.gov/mwbe.html

EXHIBIT G: PARTICIPATION BY MINORITY GROUP MEMBERS AND WOMEN WITH RESPECT TO STATE CONTRACTS: REQUIREMENTS AND PROCEDURES

Additionally, Recipient is encouraged to contact the Division of Minority and Woman Business Development ((518) 292-5250; (212) 803-2414; or (716) 846-8200) to discuss additional methods of maximizing participation by MWBEs on the Contract.

C.

Where MWBE goals have been established herein, pursuant to 5 NYCRR §142.8, Recipient must document “good faith efforts” to provide meaningful participation by MWBEs as subcontractors or suppliers in the performance of the Contract.  In accordance with Section 316-a of Article 15-A and 5 NYCRR §142.13, the Recipient acknowledges that if Recipient is found to have willfully and intentionally failed to comply with the MWBE participation goals set forth in the Contract, such a finding constitutes a breach of contract and the Recipient shall be liable to the ESD for liquidated or other appropriate damages, as set forth herein.

III.	Equal Employment Opportunity (EEO)
A.

Recipient agrees to be bound by the provisions of Article 15-A and the MWBE Regulations promulgated by the Division of Minority and Women's Business Development of the Department of Economic Development (the “Division”).  If any of these terms or provisions conflict with applicable law or regulations, such laws and regulations shall supersede these requirements.

B.	Recipient shall comply with the following provisions of Article 15-A:
1.

Recipient and subcontractors shall undertake or continue existing EEO programs to ensure that minority group members and women are afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status.  For these purposes, EEO shall apply in the areas of recruitment, employment, job assignment, promotion, upgrading, demotion, transfer, layoff, or termination and rates of pay or other forms of compensation.

2.	The Recipient shall submit an EEO policy statement to the ESD with the executed Contract.
3.

If Recipient or subcontractor does not have an existing EEO policy statement, the ESD may provide the Recipient or subcontractor a model statement (see EXHIBIT G-1: M/WBE Participation/Equal Employment Opportunity Policy Statement).

4.	The Recipient’s EEO policy statement shall include the following language:
a.

The Recipient will not discriminate against any employee or applicant for employment because of race, creed, color, national origin, sex, age, disability or marital status, will undertake or continue existing EEO programs to ensure that minority group members and women are afforded equal employment opportunities without discrimination, and shall make and document its conscientious and active efforts to employ and utilize minority group members and women in its work force.

EXHIBIT G: PARTICIPATION BY MINORITY GROUP MEMBERS AND WOMEN WITH RESPECT TO STATE CONTRACTS: REQUIREMENTS AND PROCEDURES

b.

The Recipient shall state in all solicitations or advertisements for employees that, in the performance of the Contract, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status.

c.

The Recipient shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish a written statement that such employment agency, labor union, or representative will not discriminate on the basis of race, creed, color, national origin, sex age, disability or marital status and that such union or representative will affirmatively cooperate in the implementation of the Recipient's obligations herein.

d.

The Recipient will include the provisions of Subdivisions (a) through (c) of this Subsection 4 and Paragraph “E” of this Section III, which provides for relevant provisions of the Human Rights Law, in every subcontract in such a manner that the requirements of the subdivisions will be binding upon each subcontractor as to work in connection with the Contract.

C.	EXHIBIT G-2: Staffing Plan

To ensure compliance with this Section, the Recipient shall submit a staffing plan to document the composition of the proposed workforce to be utilized in the performance of the Contract by the specified categories listed, including ethnic background, gender, and Federal occupational categories.  Recipients shall complete the Staffing plan form and submit it as part of the executed Contract.

D.	EXHIBIT G-3: Work Force Employment Utilization Report (“Workforce Report”)
1.

Once a contract has been awarded and during the term of Contract, Recipient is responsible for updating and providing notice to the ESD of any changes to the previously submitted Staffing Plan. This information is to be submitted on a quarterly basis during the term of the contract to report the actual workforce utilized in the performance of the contract by the specified categories listed including ethnic background, gender, and Federal occupational categories. The Workforce Report must be submitted to report this information.

2.	Separate forms shall be completed by Recipient and any subcontractor performing work on the Contract.

EXHIBIT G: PARTICIPATION BY MINORITY GROUP MEMBERS AND WOMEN WITH RESPECT TO STATE CONTRACTS: REQUIREMENTS AND PROCEDURES

3.

In limited instances, Recipient may not be able to separate out the workforce utilized in the performance of the Contract from Recipient's and/or sub's total workforce. When a separation can be made, Recipient shall submit the Workforce Report and indicate that the information provided related to the actual workforce utilized on the Contract. When the workforce to be utilized on the contract cannot be separated out from Recipient's and/or subcontractor's total workforce, Recipient shall submit the Workforce Report and indicate that the information provided is Recipient's total workforce during the subject time frame, not limited to work specifically under the contract.

E.

Recipient shall comply with the provisions of the Human Rights Law, all other State and Federal statutory and constitutional non-discrimination provisions.  Recipient and subcontractors shall not discriminate against any employee or applicant for employment because of race, creed (religion), color, sex, national origin, sexual orientation, military status, age, disability, predisposing genetic characteristic, marital status or domestic violence victim status, and shall also follow the requirements of the Human Rights Law with regard to non-discrimination on the basis of prior criminal conviction and prior arrest.

IV.	MWBE Utilization Plan
A.	The Recipient represents and warrants that Recipient has submitted an MWBE Utilization Plan (EXHIBIT G-4) either prior to, or at the time of, the execution of the Contract.
B.	Recipient agrees to use such MWBE Utilization Plan for the performance of MWBEs on the Contract pursuant to the prescribed MWBE goals set forth in Section II-A of this Exhibit.
C.

Recipient further agrees that a failure to submit and/or use such MWBE Utilization Plan shall constitute a material breach of the terms of the Contract.  Upon the occurrence of such a material breach, ESD shall be entitled to any remedy provided herein, including but not limited to, a finding of Recipient non-responsiveness.

V.	Waivers
A.	For Waiver Requests Recipient should use the Waiver Request Form (EXHIBIT G-5).
B.

If the Recipient, after making good faith efforts, is unable to comply with MWBE goals, the Recipient may submit a Request for Waiver form documenting good faith efforts by the Recipient to meet such goals.  If the documentation included with the waiver request is complete, the ESD shall evaluate the request and issue a written notice of acceptance or denial within twenty (20) days of receipt.

EXHIBIT G: PARTICIPATION BY MINORITY GROUP MEMBERS AND WOMEN WITH RESPECT TO STATE CONTRACTS: REQUIREMENTS AND PROCEDURES

C.

If the ESD, upon review of the MWBE Utilization Plan and updated Quarterly MWBE Contractor Compliance Reports determines that Recipient is failing or refusing to comply with the Contract goals and no waiver has been issued in regards to such non-compliance, the ESD may issue a notice of deficiency to the Recipient.  The Recipient must respond to the notice of deficiency within seven (7) business days of receipt.  Such response may include a request for partial or total waiver of MWBE Contract Goals.

VI.	Quarterly MWBE Contractor Compliance Report

Recipient is required to submit a Quarterly MWBE Contractor Compliance and Payment Report (EXHIBIT G-6) to the ESD by the 10th day following each end of quarter over the term of the Contract documenting the progress made towards achievement of the MWBE goals of the Contract.

VII.	Liquidated Damages/Recapture - MWBE Participation
A.

Where ESD determines that Recipient is not in compliance with the requirements of the Contract and Recipient refuses to comply with such requirements, or if Recipient is found to have willfully and intentionally failed to comply with the MWBE participation goals, Recipient shall be obligated to pay to the ESD liquidated damages or be subject to recapture of grant proceeds (“Recapture”).

B.	Such liquidated damages or Recapture shall be calculated as an amount equaling the difference between:
1.	All sums identified for payment to MWBEs had the Recipient achieved the contractual MWBE goals; and
2.	All sums actually paid to MWBEs for work performed or materials supplied under the Contract.
C.

In the event a determination has been made which requires the payment of liquidated damages (and such identified sums have not been withheld by the ESD) or Recapture, Recipient shall pay such liquidated damages or Recapture to the ESD within sixty (60) days after such determination unless prior to the expiration of such sixtieth day, the Recipient has filed a complaint with the Director of the Division of Minority and Woman Business Development pursuant to Subdivision 8 of Section 313 of the Executive Law in which event the liquidated damages or Recapture shall be payable if Director renders a decision in favor of the ESD.

EXHIBIT G-1:  OFFICE OF CONTRACTOR AND SUPPLIER DIVERSITY

M/WBE PARTICIPATION / EQUAL EMPLOYMENT OPPORTUNITY POLICY STATEMENT

I,_Richard P. Nassar__________________________________( REPRESENTATIVE), of the _Athenex Inc_________________________ (AWARDEE/CONTRACTOR) agree to adopt the following policies with respect to the project being developed or services rendered at Dunkirk Manufacturing Facility

3799 Lake Shore Drive East Town of Dunkirk, NY 14048.

M/WBE PARTICIPATION (M/WBE)

This organization will and will cause its contractors and subcontractors to take good faith actions to achieve the M/WBE contract participations goals set by the State for that area in which the State-funded project is located, by taking the following steps:

(1)	Actively and affirmatively solicit bids for contracts and subcontracts from qualified State certified MBEs or WBEs, including solicitations to M/WBE contractor associations.
(2)	Request a list of State-certified M/WBEs from ESD’s Office of Contractor and Supplier Diversity and solicit bids from them directly.
(3)	Ensure that plans, specifications, request for proposals and other documents used to secure bids will be made available in sufficient time for review by prospective M/WBEs.
(4)

Where feasible, divide the work into smaller portions to enhance participations by M/WBEs and encourage the formation of joint venture and other partnerships among M/WBE contractors to enhance their participation.

(5)

Document and maintain records of bid solicitation, including those to M/WBEs and the results thereof.  Contractor will also maintain records of actions that its subcontractors have taken toward meeting M/WBE contract participation goals.

(6)

Ensure that progress payments to M/WBEs are made on a timely basis so that undue financial hardship is avoided, and that bonding and other credit requirements are waived or appropriate alternatives developed to encourage M/WBE participation.

EQUAL EMPLOYMENT OPPORTUNITY POLICY (EEO)

(a)

This organization will not discriminate against any employee or applicant for employment because of race, creed, color, national origin, sex, age, disability or marital status, will undertake or continue existing programs of affirmative action to ensure that minority group members are afforded equal employment opportunities without discrimination, and shall make and document its conscientious and active efforts to employ and utilize minority group members and women in its work force on state contracts.

(b)

This organization shall state in all solicitation or advertisements for employees that in the performance of the State contract all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex disability or marital status.

EXHIBIT G-1:  OFFICE OF CONTRACTOR AND SUPPLIER DIVERSITY

M/WBE PARTICIPATION / EQUAL EMPLOYMENT OPPORTUNITY POLICY STATEMENT

(c)

At the request of the contracting agency, this organization shall request each employment agency, labor union, or authorized representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability or marital status and that such union or representative will affirmatively cooperate in the implementation of this organization’s obligations herein.

(d)

This organization will include the provisions of sections (a) through (c) of this agreement in every subcontract in such a manner that the requirements of the subdivisions will be binding upon each subcontractor as to work in connection with the State contract.

Agreed on this 31     day of _August____________________, 2017     .

By:	/s/ Richard P. Nassar
(SIGNATURE)

Print Name:	Richard P. Nassar
Title:	Vice President of Operations

Minority Business Enterprise Liaison

_Richard P. Nassar________________________________ (Name of Designated Liaison) is designated as the Minority Business Enterprise Liaison responsible for administering the Minority and Women-Owned Business Enterprises- Equal Employment Opportunity (M/WBE-EEO) program.

MWBE Contract Goals

30% Minority and Women’s Business Enterprise Participation

EEO Contract Goals

0    % Minority Labor Force Participation

0    % Female Labor Force Participation

____________________________________________

       (Authorized Representative)

Print Name:	Richard P. Nassar

Title:	Vice President of Operations
Date:	August 31, 2017

EXHIBIT G-2:  OFFICE OF CONTRACTOR AND SUPPLIER DIVERSITY

STAFFING PLAN

Submit with Bid or Proposal – Instructions on page 2

Solicitation No.:	Reporting Entity:	Report includes Contractor’s/Subcontractor’s: ☐ Work force to be utilized on this contract ☐ Total work force ☐ Offeror ☐ Subcontractor Subcontractor’s Name:
Offeror’s Name:
Offeror’s Address:

Enter the total number of employees for each classification in each of the EEO-Job Categories identified

EEO-Job Category	Total Work force	Work force by Gender		Work force by Race/Ethnic Identification
		Total Male (M)	Total Female (F)	White (M) (F)	Black (M) (F)	Hispanic (M) (F)	Asian (M) (F)	Native American (M) (F)	Disabled (M) (F)	Veteran (M) (F)
Officials/Administrators
Professionals
Technicians
Sales Workers
Office/Clerical
Craft Workers
Laborers
Service Workers
Temporary /Apprentices
Totals

EXHIBIT G-2:  OFFICE OF CONTRACTOR AND SUPPLIER DIVERSITY

STAFFING PLAN

PREPARED BY (Signature): ______________________________________________________	NAME: TITLE: DATE:	TELEPHONE NO.: ALTERNATE TEL: EMAIL ADDRESS:
Submit completed with bid or proposal M/WBE 101 (Rev 04/2012)

General Instructions:  All Offerors and each subcontractor identified in the bid or proposal must complete an EEO Staffing Plan (M/WBE 101) and submit it as part of the bid or proposal package.  Where the work force to be utilized in the performance of the State contract can be separated out from the contractor’s and/or

Subcontractor’s total work force, the Offeror shall complete this form only for the anticipated work force to be utilized on the State contract.  Where the work force to be utilized in the performance of the State contract cannot be separated out from the contractor’s and/or Subcontractor’s total work force, the Offeror shall complete this form for the contractor’s and/or Subcontractor’s total work force.

Instructions:

1.	Enter the Solicitation number that this report applies to along with the name and address of the Offeror.
2.	Check off the appropriate box to indicate if the Offeror completing the report is the contractor or a subcontractor.
3.	Check off the appropriate box to indicate work force to be utilized on the contract or the Offerors’ total work force.
4.	Enter the total work force by EEO job category.
5.	Break down the anticipated total work force by gender and enter under the heading ‘Work force by Gender’
6.

Break down the anticipated total work force by race/ethnic identification and enter under the heading ‘Work force by Race/Ethnic Identification’.  Contact the M/WBE Permissible contact(s) for the solicitation if you have any questions.

7.	Enter information on disabled or veterans included in the anticipated work force under the appropriate headings.
8.	Enter the name, title, phone number and email address for the person completing the form. Sign and date the form in the designated boxes.

EXHIBIT G-2:  OFFICE OF CONTRACTOR AND SUPPLIER DIVERSITY

STAFFING PLAN

RACE/ETHNIC IDENTIFICATION:

Race/ethnic designations as used by the Equal Employment Opportunity Commission do not denote scientific definitions of anthropological origins. For the purposes of this report, an employee may be included in the group to which he or she appears to belong, identifies with, or is regarded in the community as belonging. However, no person should be counted in more than one race/ethnic group. The race/ethnic categories for this survey are:

o	WHITE (Not of Hispanic origin) All persons having origins in any of the original peoples of Europe, North Africa, or the Middle East.
o	BLACK a person, not of Hispanic origin, who has origins in any of the black racial groups of the original peoples of Africa.
o	HISPANIC a person of Mexican, Puerto Rican, Cuban, Central or South American or other Spanish culture or origin, regardless of race.
o	ASIAN & PACIFIC ISLANDER a person having origins in any of the original peoples of the Far East, Southeast Asia, the Indian subcontinent or the Pacific Islands.
o

NATIVE INDIAN (NATIVE AMERICAN/ALASKAN NATIVE)    a person having origins in any of the original peoples of North America, and who maintains cultural identification through tribal affiliation or community recognition.

OTHER CATEGORIES:

o	DISABLED INDIVIDUAL any person who: - has a physical or mental impairment that substantially limits one or more major life activity(ies)

-  has a record of such an impairment; or

-  is regarded as having such an impairment.

o	VIETNAM ERA VETERAN a veteran who served at any time between and including January 1, 1963 and May 7, 1975.
o	GENDER Male or Female

EXHIBIT G-3:  OFFICE OF CONTRACTOR AND SUPPLIER DIVERSITY

WORKFORCE EMPLOYMENT UTILIZATION REPORT

Contract No.:	Reporting Entity: ☐ Contractor ☐ Subcontractor	Reporting Period: ☐ January 1, 20 - March 31, 20 ☐ April 1, 20 - June 30, 20 ☐ July 1, 20 - September 30, 20 ☐ October 1, 20 - December 31, 20
Contractor’s Name:		Report includes: ☐ Work force to be utilized on this contract ☐ Contractor/Subcontractor’s total work force
Contractor’s Address:

Enter the total number of employees in each classification in each of the EEO-Job categories identified.

EEO - Job Category	Total Work Force	Work force by Gender		Work force by Race/Ethnic Identification
		Male (M)	Female (F)	White (M) (F)	Black (M) (F)	Hispanic (M) (F)	Asian (M) (F)	Native American (M) (F)	Disabled (M) (F)	Veteran (M) (F)
Officials/Administrators
Professionals
Technicians
Sales Workers
Office/Clerical
Craft Workers
Laborers
Service Workers
Temporary / Apprentices
Totals
Submit the above completed form to: Empire State Development Office of Contractor and Supplier Diversity 633 Third Avenue, 33rd Floor New York, NY 10017

EXHIBIT G-3:  OFFICE OF CONTRACTOR AND SUPPLIER DIVERSITY

WORKFORCE EMPLOYMENT UTILIZATION REPORT

General Instructions:  The work force utilization (M/WBE 102) is to be submitted on a quarterly basis during the life of the contract to report the actual work force utilized in the performance of the contract broken down by the specified categories.  When the work force utilized in the performance of the contract can be separated out from the contractor’s and/or subcontractor’s total work force, the contractor and/or subcontractor shall submit a Utilization Report of the work force utilized on the contract.  When the work force to be utilized on the contract cannot be separated out from the contractor’s and/or subcontractor’s total work force, information on the total work force shall be included in the Utilization Report.  Utilization reports are to be completed for the quarters ended 3/31, 6/30, 9/30 and 12/31 and submitted to the M/WBE Program Management Unit within 15 days of the end of each quarter.  If there are no changes to the work force utilized on the contract during the reporting period, the contractor can submit a copy of the previously submitted report indicating no change with the date and reporting period updated.

Instructions for completing:

1.	Enter the number of the contract that this report applies to along with the name and address of the Contractor preparing the report.
2.	Check off the appropriate box to indicate if the entity completing the report is the contractor or a subcontractor.
3.	Check off the box that corresponds to the reporting period for this report.
4.	Check off the appropriate box to indicate if the work force being reported is just for the contract or the Contractor’s total work force.
5.	Enter the total work force by EEO job category.
6.	Break down the total work force by gender and enter under the heading ‘Work force by Gender’
7.

Break down the total work force by race/ethnic background and enter under the heading ‘Work force by Race/Ethnic Identification’.  Contact the M/WBE Program Management Unit at (518) 474-5513 if you have any questions.

8.	Enter information on any disabled or veteran employees included in the work force under the appropriate heading.
9.	Enter the name, title, phone number and email address for the person completing the form. Sign and date the form in the designated boxes.

EXHIBIT G-3:  OFFICE OF CONTRACTOR AND SUPPLIER DIVERSITY

WORKFORCE EMPLOYMENT UTILIZATION REPORT

RACE/ETHNIC IDENTIFICATION

Race/ethnic designations as used by the Equal Employment Opportunity Commission do not denote scientific definitions of anthropological origins. For the purposes of this report, an employee may be included in the group to which he or she appears to belong, identifies with, or is regarded in the community as belonging. However, no person should be counted in more than one race/ethnic group. The race/ethnic categories for this survey are:

o	WHITE (Not of Hispanic origin) All persons having origins in any of the original peoples of Europe, North Africa, or the Middle East.
o	BLACK a person, not of Hispanic origin, who has origins in any of the black racial groups of the original peoples of Africa.
o	HISPANIC a person of Mexican, Puerto Rican, Cuban, Central or South American or other Spanish culture or origin, regardless of race.
o	ASIAN & PACIFIC ISLANDER a person having origins in any of the original peoples of the Far East, Southeast Asia, the Indian subcontinent or the Pacific Islands.
o

NATIVE INDIAN (NATIVE AMERICAN/ALASKAN NATIVE)    a person having origins in any of the original peoples of North America, and who maintains cultural identification through tribal affiliation or community recognition.

OTHER CATEGORIES

o DISABLED INDIVIDUAL	any person who:	- has a physical or mental impairment that substantially limits one or more major life activity(ies)
- has a record of such an impairment; or
- is regarded as having such an impairment.
o VIETNAM ERA VETERAN	a veteran who served at any time between and including January 1, 1963 and May 7, 1975.
o GENDER	Male	or Female

EXHIBIT G-4:  OFFICE OF CONTRACTOR AND SUPPLIER DIVERSITY

M/WBE UTILIZATION PLAN

INSTRUCTIONS:

This form must be submitted with any bid, proposal, or proposed negotiated contract or within a reasonable time thereafter, but prior to contract award.  This MWBE Utilization Plan must contain a detailed description of the supplies and/or services to be provided by each certified Minority and Women-owned Business Enterprise (M/WBE) under the contract.  Attach additional sheets if necessary.

Federal Employer Identification No. (FEIN):
Offeror’s Name:	Region/Location of Work:
Offeror’s Address:	Solicitation No.:
City, State, Zip Code:	Project No.:
Telephone No.:	M/WBE Goals in the Contract: MBE -	% WBE - %

1. Certified M/WBE Subcontractors/Suppliers Federal Employer Identification Number (FEIN), Name, Address, Phone, Fax and Email Address.	2. Classification	3. Federal ID No.	4. Detailed Description of Work (Attach additional sheets, if necessary)	5. Dollar Value of Subcontracts / Supplies / Services and intended performance dates of each component of the contract.
A.	NYS ESD CERTIFIED ☐ MBE ☐ WBE
B.	NYS ESD CERTIFIED ☐ MBE ☐ WBE

EXHIBIT G-4:  OFFICE OF CONTRACTOR AND SUPPLIER DIVERSITY

M/WBE UTILIZATION PLAN

6. IF UNABLE TO FULLY MEET THE MBE AND WBE GOALS SET FORTH IN THE CONTRACT, OFFEROR MUST SUBMIT A WAIVER REQUEST FORM (FORM E4).
PREPARED BY (Signature):	DATE:	TELEPHONE NO.:	EMAIL ADDRESS:
Preparer’s Name (Print or Type):		** FOR OCSD-M/WBE USE ONLY **
Preparer’s Title:		REVIEWED BY:	DATE:
Date:

SUBMISSION OF THIS FORM CONSTITUTES THE OFFEROR’S ACKNOWLEDGEMENT AND AGREEMENT TO COMPLY WITH THE M/WBE REQUIREMENTS SET FORTH UNDER NYS EXECUTIVE LAW, ARTICLE 15-A, 5 NYCRR PART 143, AND THE ABOVE-REFERENCED SOLICITATION. FAILURE TO SUBMIT COMPLETE AND ACCURATE INFORMATION MAY RESULT IN A FINDING OF NONCOMPLIANCE AND POSSIBLE TERMINATION OF YOUR CONTRACT.

UTILIZATION PLAN APPROVED?
☐ YES ☐ NO Date:

Contract No.:

Project No. (if applicable):

Contract Award Date:

Estimated Date of Completion:

Amount Obligated Under the Contract:

Description of Work:

NOTICE OF DEFICIENCY ISSUED?

☐ YES ☐ NO Date of Issue:

NOTICE OF ACCEPTANCE ISSUED?

☐ YES ☐ NO Date of Issue:

EXHIBIT G-5:  OFFICE OF CONTRACTOR AND SUPPLIER DIVERSITY

WAIVER REQUEST FORM

Waiver Applicant
Offeror / Contractor Name:	Fed ID No.:
Address:	Solicitation/Contract No.:
City, State, Zip Code:	M/WBE Goals: MBE: % WBE: %

By submitting this form and the required information, the offeror / contractor certifies that every “Good Faith Effort” has been taken to promote M/WBE participation pursuant to the M/WBE requirements set forth under the contract. Review

5 NYCRR §142.8, Contractor’s Good Faith Efforts, on page 2 of this form for the precise definition of “Good Faith Effort”.

Contractor is requesting a:

1.☐ MBE Waiver – A waiver of the MBE Goal for this procurement is requested.

                      ☐ Total   ☐ Partial

2.☐ WBE Waiver – A waiver of the WBE Goal for this procurement is requested.

                      ☐ Total  ☐ Partial

3.☐ Waiver Pending ESD Certification – (Check here if subcontractors or suppliers of Contractor are not certified M/WBE, but an application for certification has been filed with Empire State Development).

Date of such filing with Empire State Development Corporation:

PREPARED BY (Signature): _______________________________________   Date:

SUBMISSION OF THIS FORM CONSTITUTES THE OFFEROR/CONTRACTOR’S ACKNOWLEDGEMENT AND AGREEMENT TO COMPLY WITH THE M/WBE REQUIREMENTS SET FORTH UNDER NYS EXECUTIVE LAW, ARTICLE 15-A AND 5 NYCRR PART 143. FAILURE TO SUBMIT COMPLETE AND ACCURATE INFORMATION MAY RESULT IN A FINDING OF NONCOMPLIANCE AND/OR TERMINATION OF THE CONTRACT.

EXHIBIT G-5:  OFFICE OF CONTRACTOR AND SUPPLIER DIVERSITY

WAIVER REQUEST FORM

Name and Title of Preparer (Printed or Typed):	Telephone Number:	Email Address:
Submit with the bid or proposal or if submitting after award submit to: Empire State Development Office of Contractor and Supplier Diversity 633 Third Avenue, 33rd Floor New York, New York 10017	***** FOR M/WBE USE ONLY *****
	REVIEWED BY:	DATE:
Waiver Granted: ☐ YES MBE: ☐ WBE: ☐ ☐ Total Waiver ☐ Partial Waiver ☐ ESD Certification Waiver ☐ *Conditional ☐ Notice of Deficiency Issued * Comments:

EXHIBIT G-5:  OFFICE OF CONTRACTOR AND SUPPLIER DIVERSITY

WAIVER REQUEST FORM

5 NYCRR §142.8 - Contractor’s Good Faith Efforts

(a)	The contractor must document its good faith efforts toward meeting certified minority and women-owned business enterprise utilization plans by providing, at a minimum:
(1)	Copies of its solicitations of certified minority and women-owned business enterprises and any responses thereto;
(2)	If responses to the contractor’s solicitations were received, but a certified minority or woman-owned business enterprise was not selected, the specific reasons that such enterprise was not selected;
(3)

Copies of any advertisements for participation by certified minority and women-owned business enterprises timely published in appropriate general circulation, trade and minority or women-oriented publications, together with the listing(s) and date(s) of the publication of such advertisements;

(4)	Copies of any solicitations of certified minority and/or women-owned business enterprises listed in the directory of certified businesses;
(5)

The dates of attendance at any pre-bid, pre-award, or other meetings, if any, scheduled by the State agency awarding the State contract, with certified minority and women-owned business enterprises which the State agency determined were capable of performing the State contract scope of work for the purpose of fulfilling the contract participation goals;

(6)

Information describing the specific steps undertaken to reasonably structure the contract scope of work for the purpose of subcontracting with, or obtaining supplies from, certified minority and women-owned business enterprises.

(b)

In addition to the information provided by the contractor in paragraph (a) above, the State agency may also consider the following to determine whether the contractor has demonstrated good faith efforts:

(1)	Whether the contractor submitted an alternative utilization plan consistent with the subcontract or supplier opportunities in the contract;
(2)

The number of certified minority and women-owned business enterprises in the region listed in the directory of certified businesses that could, in the judgment of the State agency, perform work required by the State contract scope of work;

(3)

The actions taken by the contractor to contact and assess the ability of certified minority and women-owned business enterprises located outside of the region in which the State contract scope of work is to be performed to participate on the State contract;

(4)

Whether the contractor provided relevant plans, specifications or terms and conditions to certified minority and women-owned business enterprises sufficiently in advance to enable them to prepare an informed response to a contractor request for participation as a subcontractor or supplier;

(5)	The terms and conditions of any subcontract or provision of suppliers offered to certified minority or women-owned business enterprises and a comparison of such terms and conditions

EXHIBIT G-6:  OFFICE OF CONTRACTOR AND SUPPLIER DIVERSITY

M/WBE CONTRACTOR COMPLIANCE AND PAYMENT REPORT

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PROJECT SPONSOR/DEVELOPER (or “REPORTING COMPANY”): FEDERAL EIN #: ADDRESS: TOWN/COUNTY/ZIP: CONTACT PERSON: TELEPHONE: EMAIL:	ESD/OCSD REPRESENTATIVE: PROJECT NAME: PROJECT #: PROJECT START DATE: PERCENT COMPLETE: ACTUAL COMPLETION DATE:

Attach M/WBE executed contracts, final lien waivers, cancelled checks, etc., or other documentation describing the “Good Faith Efforts” taken to achieve M/WBE program.  This report should be completed and signed by an officer of the Reporting Company.

PRIME CONTRACTOR (Federal EIN #, Firm’s Name, Address, Contact Person, Title and Phone # with area code)	CONTRACT AMOUNT	M/WBE SUBCONTRACTOR (Federal EIN #, Subcontractor Name, Address, Contact Person, Title and Phone # with area code)	SCOPE OF SERVICES	M/WBE CONTRACT AMOUNT	M/WBE PAYMENTS PREVIOUSLY REPORTED	M/WBE PAYMENTS ON CURRENT REPORT	TOTAL M/WBE PAYMENTS TO DATE

EXHIBIT G-6:  OFFICE OF CONTRACTOR AND SUPPLIER DIVERSITY

M/WBE CONTRACTOR COMPLIANCE AND PAYMENT REPORT

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CERTIFICATION:  I,      (Print Name), the      (Title) of the Reporting Company above, do certify that (i) I have read this Compliance Report and (ii) to the best of my knowledge, information and belief, the information contained herein is complete and accurate.

SIGNATURE:                                                                                                                         DATE:

SUBMIT REPORT TO:OFFICE OF CONTRACTOR AND SUPPLIER DIVERSITY

EMPIRE STATE DEVELOPMENT – Contract Admin

633 THIRD AVENUE, 35rd FLOOR

NEW YORK, NY 10017

Completed Exhibits may also be emailed directly to OCSD at ocsd@esd.ny.gov.  All email submissions must include the name and contact information of the individual or firm submitting the information.

QUESTIONS? Please contact the OCSD’s Project Managers or email the division at ocsd@esd.ny.gov.

Danah Alexander	Denise Ross	Edwina Telemaque	Geraldine Ford	Jazmin Thomas
Project Manager, OCSD	Project Manager, OCSD	Project Manager, OCSD	Project Manager, OCSD	Project Assistant, OCSD
(212) 803-3244	(212) 803-3226	(212) 803-3109	(716) 846-8205	(212) 803-3571
danah.alexander@esd.ny.gov	denise.ross@esd.ny.gov	edwina.telemaque@esd.ny.gov	geraldine.ford@esd.ny.gov	jazmin.thomas@esd.ny.gov

NYC – Bronx, Brooklyn, Queens	Capital District	Central New York	Finger Lakes	ESD Procurement Contracts
Long Island	Mid-Hudson	Southern Tier	Western New York	ESD Subsidiaries – QWDC, ESNMC
North Country	NYC-Manhattan, Staten Island	Contracts: DED Procurement Contracts	ESD Subsidiaries – ECHDC, USA Niagara
Mohawk Valley	Client: College of Nanoscale Science & Engineering (New York Polytechnic)
ESD Subsidiaries – AYCDC, HCDC, MSCD

NEW YORK STATE URBAN DEVELOPMENT CORPORATION

d\b\a EMPIRE STATE DEVELOPMENT

Athenex Capital, Project Number AB127

EXHIBIT H: REPORT OF EMPLOYMENT (WITH NYS FORM 45 ATTACHED)

Complete EITHER Table A (as Annual Report*) OR Table B (with every Payment Request)

Attach NYS-45 form including cover page and NYS-45-ATT (with blocked out social security numbers and location indicated as necessary. If the reported employment figures on Exhibit H vary materially from those reported to the New York State Department of Labor on NYS-45, please attach an explanation identifying reasons for any difference.

Annual Report:  Sent to Portfolio Management; Empire State Development; 633 Third Avenue; New York, NY 10017

FULL-TIME PERMANENT EMPLOYEES

For purposes of this Agreement, a Full-time Permanent Employee shall mean

(a)

a full-time, permanent, private-sector employee on the Grantee’s payroll, who has worked at the Project Location for a minimum of thirty-five hours per week for not less than four consecutive weeks and who is entitled to receive the usual and customary fringe benefits extended by Grantee to other employees with comparable rank and duties; or

(b)

two part-time, permanent, private-sector employees on Grantee’s payroll, who have worked at the Project Location for a combined minimum of thirty-five hours per week for not less than four consecutive weeks and who are entitled to receive the usual and customary fringe benefits extended by Grantee to other employees with comparable rank and duties.

Table A: Annual Report due every February 1 for prior calendar year

FULL-TIME PERMANENT EMPLOYEES	As of Grantee’s last payroll date on or prior to the end of the designated quarter				ANNUAL AVERAGE (Based on the four quarterly numbers)
	March 31, 20__	June 30, 20__	Sept. 30, 20__	Dec. 31, 20__
At Project Location
At Other New York Locations (if applicable)

Table B: With every Payment Request

FULL-TIME PERMANENT EMPLOYEES	as of _____/______/____ (date of request)
At Project Location
At Other New York Locations (if applicable)

The information included herein is correct to the best of my knowledge and belief.

Signature: Date:

Print Name and Title:

Any false statement herein may cause the borrower or grantee to be in default under its grant disbursement agreement with ESD.

EXHIBIT I: SPECIAL PROVISIONS

In the event of any conflict between Exhibit A of this Agreement and any other provisions of this Agreement, the terms of such other provisions shall govern.

It is noted that the Service-Disabled Veteran-Owned Business goal that was indicated in Exhibit A has been waived.

Grantee Investment Commitment:  Provided FSMC performs its obligations under the Alliance Agreement and following Manufacturing Facility Completion as defined in the Alliance Agreement, the Grantee commits invest and spend $1.52 billion in the Manufacturing Operation and an additional $1.5 billion over a subsequent ten (10) year period in the event the initial ten year term is renewed.

ESD reserves the right to require additional documentation to support payment requisitions.  Payments from Grantee to any vendors, contractors or other parties shall be subject to detailed review and approval by ESD and at ESD’s direction, any 3rd party designated by ESD. ESD reserves the right to seek additional documentation and/or certifications from Grantee, its vendors, contractors and/or suppliers regarding the project, including but not limited to, the expenditure of grant funds, the procurement of goods and services by the Grantee and/or potential conflicts of interest.

Grant funds shall be subject to compliance with all reasonable protocols and guidelines established by ESD, including those recommended by Guidepost Solutions, including but not limited to, standards related to the procurement of contractors, goods, services, and/or equipment, the expenditure of grant funds, the payment of invoices and the acquisition of property.

As a condition to the receipt of Grant funds, Grantee agrees to the following:

1.	The Manufacturing Facility shall be constructed at the Project Location on property owned by FSMC.
2.	The Manufacturing Facility shall be owned by FSMC or another entity as designated by Grantor.
3.	All machinery and equipment purchased with Grant Funds shall be the property of FSMC or another entity as designated by Grantor
4.	Grantee shall lease the Manufacturing Facility from FSMC in accordance with terms contained in the Alliance Agreement.
5.	Construction of the Manufacturing Facility shall be subject to payment of NYS Prevailing Wages in accordance with Article 9 of the NYS Labor Law.

EXHIBIT I: SPECIAL PROVISIONS, continued

6.

Grantor shall execute documents reasonably required by ESD that: a) releases and discharges FSMC from any claims or causes of actions arising out of funds owned or alleged to be owed by FSMC to Grantee prior to the date of this Agreement, including the cost to purchase the property on which the Manufacturing Facility shall be constructed; b) relieves FSMC of any obligation under the terms of the Alliance Agreement to direct the design and construction of the Manufacturing Facility or to directly purchase the Manufacturing Equipment, it being the intent of Grantor and Grantee, that Grantee shall direct the design and construction of the Manufacturing Facility and to directly purchase the Machinery and Equipment.

7.

All contracts for the design and/or construction of the Manufacturing Facility shall be assignable to ESD and/or its designee, upon demand of ESD, in the event Grantee abandons construction of the Manufacturing Facility.

EXHIBIT I-1: ESD INVESTMENT REGULATIONS

(With respect to funds in the Imprest Accounts)

Permissible Investments

The Corporation may invest its Investment Funds in any and all of the following, if and to the extent permitted by statutes, regulations and bond resolutions applicable at the time of investment of such Investment Funds:

1)	Any bonds and other obligations which as to principal and interest constitute direct obligations of, or are unconditionally guaranteed by the United States of America;

2)

Any bonds and other obligations which as to principal and interest constitute direct obligations of the State or the Corporation or which are unconditionally guaranteed by the State as to payment of principal and interest;

3)

Bonds and other obligations of governmental authorities, political subdivisions, Federal Agencies, Government Sponsored Enterprises (GSE’s) or public authorities of the State or of the United States of America, which are securities in which the Corporation lawfully may invest pursuant to applicable statutes, regulations and bond resolutions including but not limited to Federal National Mortgage Association (FNMA), Federal Farm Credit Bank (FFCB), Federal Home Loan Bank (FHLB), Federal Home Loan Mortgage Corporation (FHLMC-“Freddie Mac”), and Student Loan Marketing Association (SLMA-“Sallie Mae”);

4)	Prime Commercial Paper issued by domestic banks, corporations and financial companies rated "A-1" or "P-1" by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

5)

Certificates of Deposit of banks or trust companies authorized to do business in this State, including commercial banks who participates in New York State Excelsior Linked Deposit programs and are authorized program depositories, which certificates of deposit are fully insured by the Federal Deposit Insurance Corporation or fully secured, as required by Section 4.3.1 below, by securities of the character described in clauses (1), (2) or (3) of this paragraph;

6)

Units, shares or interest in a mutual fund or money market fund of regulated investment companies which seek to maintain a constant net asset value per share of $1.00 and have been rated in one of the two highest categories by at least one nationally recognized ratings organization and invests in instruments described in clauses (1), (2) or (3) of this paragraph.

Rev.9/8/16